UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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    NETFLIX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Netflix, Inc.

100 Winchester Circle

Los Gatos, California 95032

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 3, 2011

To the Stockholders of Netflix, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Netflix, Inc., a Delaware corporation (the “Company”), will be held on June 3, 2011 at 3:00 p.m. local time at the Company’s corporate headquarters at 100 Winchester Circle, Los Gatos, California 95032, for the following purposes:

1.	To elect three Class III directors to hold office until the 2014 Annual Meeting of Stockholders;

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011;

3.	To approve our 2011 Stock Plan;

4.	To receive a non-binding advisory vote on executive officer compensation;

5.	To receive a non-binding advisory vote on the frequency of votes on executive officer compensation;

6.	To consider a stockholder proposal regarding majority voting, if properly presented at the meeting; and

7.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

These business items are described more fully in the Proxy Statement accompanying this Notice. Only stockholders who owned our common stock at the close of business on April 5, 2011 can vote at this meeting or any adjournments that may take place.

All stockholders are cordially invited to attend the meeting in person.

For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours at the address of the Company’s executive offices noted above.

By order of the Board of Directors

David Hyman
General Counsel and Secretary

April 20, 2011

Los Gatos, California

YOUR VOTE IS IMPORTANT. PLEASE VOTE OVER THE INTERNET, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU RECEIVED A PAPER PROXY CARD AND VOTING INSTRUCTIONS BY MAIL, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY

CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE, WHETHER OR

NOT YOU PLAN TO ATTEND THE MEETING.

NETFLIX, INC.

100 Winchester Circle

Los Gatos, California 95032

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 3, 2011

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The attached proxy is solicited on behalf of the Board of Directors (the “Board”) of Netflix, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on June 3, 2011, at 3:00 p.m. local time (the “Annual Meeting”), or at any adjournment or postponement of this meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s corporate headquarters at 100 Winchester Circle, Los Gatos, California 95032.

Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, the Company will mail, on or about April 20, 2011, a Notice of Internet Availability of Proxy Materials to stockholders of record and beneficial owners as of the close of business on April 5, 2011, referred to as the Record Date. On the date of mailing of the Notice of Internet Availability of Proxy Materials, all stockholders will have the ability to access all of the proxy materials at http://ir.netflix.com/annuals.cfm. Should you request it, we will make paper copies of these proxy materials available free of charge. To request a copy, please send your request to the Company’s Secretary at the address listed above.

Our principal executive offices are located at 100 Winchester Circle, Los Gatos, California 95032, and our telephone number is (408) 540-3700. Our Internet Web site address is www.netflix.com. You may find our SEC filings, including our annual reports on Form 10-K, on our Investor Relations Web site at

http://ir.netflix.com/sec.cfm.

Revocability of Proxies

You may change your vote at any time prior to the vote at the Annual Meeting. If you are a stockholder of record as of the Record Date, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to the Company’s Secretary at the address above prior to your shares being voted, or by attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. For shares you hold beneficially in the name of a broker, trustee or other nominee, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Voting and Solicitation

Only stockholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 52,491,374 shares of common stock outstanding and entitled to vote. Each holder of record of shares of common stock on that date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

Properly delivered proxies will be voted at the Annual Meeting in accordance with the specifications made. Where no specifications are given, such proxies will be voted “FOR” all nominees and “FOR” all other proposals described in this Proxy Statement. It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If, however, any matter not described in this Proxy Statement is properly presented for action at the Annual Meeting, the persons named as proxies in the enclosed form of proxy will have authority to vote according to their own discretion.

The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the Record Date. Shares that are voted “FOR,” “AGAINST,” “WITHHELD” or “ABSTAIN,” referred to as the Votes Cast, are treated as being present at the Annual Meeting for purposes of establishing a quorum. An abstention will have the same effect as a vote against a proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on a particular proposal. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner.

If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Proposal One of this Proxy Statement). Recent changes in regulations were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no vote will be cast on your behalf.

The cost of soliciting proxies will be borne by the Company. The Company may reimburse banks and brokers and other persons representing beneficial owners for their reasonable out-of-pocket costs. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation.

Stockholder Proposals

Proposals of stockholders that are intended to be presented at our 2012 Annual Meeting of Stockholders in the proxy materials for such meeting must comply with the requirements of SEC Rule 14a-8 and must be received by our Secretary no later than December 22, 2011 in order to be included in the Proxy Statement and proxy materials relating to our 2012 Annual Meeting of Stockholders. A stockholder proposal or a nomination for director that will not be included in our Proxy Statement and proxy materials, but that a stockholder intends to present in person at the meeting, must generally be submitted to our Secretary no earlier than February 5, 2012, and no later than March 6, 2012.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

Three Class III directors, Reed Hastings, Jay C. Hoag and A. George (Skip) Battle, are to be elected at the Annual Meeting. Messrs. Hastings, Hoag and Battle have been elected by the Company’s stockholders at previous annual meetings. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Messrs. Hastings, Hoag and Battle, each of whom is presently a director of the Company. If any of Messrs. Hastings, Hoag or Battle is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a substitute nominee designated by the Board to fill the vacancy, or if no substitute has been nominated, for the remaining nominees. Messrs. Hastings, Hoag and Battle each has agreed to serve as a director of the Company if elected. The term of office of each director elected at this Annual Meeting will continue until the Annual Meeting of Stockholders held in 2014 or until such director’s successor has been duly elected or appointed and qualified, or until his earlier resignation or removal.

Vote Required; Recommendation of Board

The three candidates receiving the highest number of affirmative Votes Cast will each be elected as Class III directors.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED BELOW.

Nominee	Age	Principal Occupation
Reed Hastings	50	Chief Executive Officer, President and Chairman of the Board, Netflix, Inc.
Jay C. Hoag	52	General Partner, Technology Crossover Ventures
A. George (Skip) Battle	67	Investor

Each nominee has extensive business experience, education and personal skills in their respective fields that qualify them to serve as an effective Board member. The specific experience, qualifications and skills of each director are set forth below.

Reed Hastings has served as our Chief Executive Officer since September 1998 and our Chairman of the Board since inception. Mr. Hastings served as Chief Executive Officer of Pure Atria Software, a maker of software development tools, from its inception in October 1991 until it was acquired by Rational Software Corporation, in August 1997. Mr. Hastings currently serves as a member of the board of directors of Microsoft. Mr. Hastings holds an M.S.C.S. degree from Stanford University and a B.A. from Bowdoin College.

As Co-founder and Chief Executive Officer of Netflix, Mr. Hastings deeply understands the technology and business of Netflix. He brings strategic and operational insight to the Board. Mr. Hastings is also a software engineer and has unique management and industry insights.

Jay C. Hoag has served as one of the Company’s directors since June 1999. Since June 1995, Mr. Hoag has served as a founding General Partner at Technology Crossover Ventures, a venture capital firm. Mr. Hoag serves on the board of directors of Tech Target and several private companies. Previously Mr. Hoag served on the boards of directors of TheStreet.com, Altiris, Inc., Expedia, Inc. and eLoyalty Corporation. Mr. Hoag holds an M.B.A. from the University of Michigan and a B.A. from Northwestern University.

As a venture capital investor, Mr. Hoag brings strategic insights and financial experience to the Board. He has evaluated, invested in and served as a board member on numerous companies, both public and private, and is familiar with a full range of corporate and board functions. His many years of experience in helping companies shape and implement strategy provide the Board with unique perspectives on matters such as risk management, corporate governance, talent selection and management.

A. George (Skip) Battle has served as one of the Company’s directors since June 2005. Mr. Battle was previously Executive Chairman of the Board of Ask Jeeves, Inc. which was acquired by IAC/InterActiveCorp in July 2005. He was Chief Executive Officer of Ask Jeeves from 2000 to 2003. From 1968 until his retirement in 1995, Mr. Battle served in management roles at Arthur Andersen LLP and then Andersen Consulting LLP (now Accenture), where he became worldwide managing partner of market development and a member of the firm’s executive committee. Educated at Dartmouth College and the Stanford Graduate School of Business, Mr. Battle currently serves as Chairman of the Board of Fair Isaac Corporation, a member of the board of the Masters Select family of mutual funds, and as a director of the following public companies: Advent Software, Inc. OpenTable, Inc. and Expedia, Inc. He was previously a director of PeopleSoft, Inc.

Mr. Battle brings business insight and experience to the Board. He was a business consultant for more than 25 years, has served as a chief executive officer and currently serves on a number of public and private company boards. As such, he brings to the board strategic, operational, financial and corporate governance experience.

Directors Not Standing For Election

The members of the Board whose terms or directorships do not expire at the Annual Meeting and who are not standing for election at this year’s Annual Meeting are set forth below:

Name	Age	Class/Term Expiration
Directors
Richard N. Barton	43	Class I/2012
Charles H. Giancarlo	53	Class I/2012
Timothy M. Haley	56	Class II/2013
Ann Mather	50	Class II/2013

Each of the directors has extensive business experience, education and personal skills in their respective fields that qualify them to serve as an effective Board member. The specific experience, qualifications and skills of each director is set forth below.

Richard N. Barton has served as one of the Company’s directors since May 2002. In late 2004, Mr. Barton co-founded Zillow, Inc. where he is now Executive Chairman of the Board. Additionally, Mr. Barton is a Venture Partner with Benchmark Capital. Previously, Mr. Barton founded Expedia, Inc. in 1994 and was its President, Chief Executive Officer and director from November 1999 to March 2003. Mr. Barton was a director of InterActiveCorp from February 2003 until January 2005. Mr. Barton also serves as a director for Avvo, Inc. and Glassdoor.com. Mr. Barton holds a B.S. in industrial engineering from Stanford University.

Having founded two successful Internet-based companies, Mr. Barton provides strategic and technical insight to the Board. As a chief executive officer and director of other companies, Mr. Barton also brings managerial, operational and corporate governance experience to the Board. In addition, Mr. Barton brings experience with respect to marketing products to consumers through the Internet.

Charles H. Giancarlo has served as one of the Company’s directors since April 2007. Currently, Mr. Giancarlo is chairman of the board of directors of Avaya, a leading enterprise communications systems company, and serves as a director of Accenture and Skype. Mr. Giancarlo also is a Managing Director at Silver Lake, a private equity firm, where he has served since December 2007. Previously, Mr. Giancarlo held a variety of roles at Cisco Systems, Inc., a provider of Internet Protocol (IP)-based networking and other products related to the communications and information technology industry from 1994 through 2007. Most recently, he was

President of Cisco-Linksys, LLC, a position he held since June 2004 and Cisco’s Executive Vice President and Chief Development Officer, a position he held since July 2005. From July 2004 to July 2005, he was Chief Technology Officer. Prior to that, Mr. Giancarlo was Senior Vice President and General Manager of Product Development, from July 2001 to July 2004. He also served as Senior Vice President and General Manager of the Commercial Business Segment from May 1999 to July 2001, managing one of Cisco’s fastest growing business segments. In May 1997, he was appointed to establish Cisco’s Global Alliances and ran the division as Senior Vice President until May 1999. In his first Cisco role after joining the company through the acquisition of Kalpana, Inc., Mr. Giancarlo held the title of Vice President of Business Development, from December 1994 to May 1997. Mr. Giancarlo holds B.S. and M.S. degrees in electrical engineering from Brown University and the University of California at Berkeley, respectively, and an MBA from Harvard University.

Having held numerous management positions and operated large business units in multi-national corporations, Mr. Giancarlo brings managerial and operational experience to the Board. He is also knowledgeable on technical matters, including Internet connected devices and networking systems. He also brings large company operational, financial and corporate governance experience to the Board.

Timothy M. Haley has served as one of the Company’s directors since June 1998. Mr. Haley is a co-founder of Redpoint Ventures, a venture capital firm, and has been a Managing Director of the firm since October 1999. Mr. Haley has been a Managing Director of Institutional Venture Partners, a venture capital firm, since February 1998. From June 1986 to February 1998, Mr. Haley was the President of Haley Associates, an executive recruiting firm in the high technology industry. Mr. Haley currently serves on the board of directors of several private companies. Mr. Haley holds a B.A. from Santa Clara University.

As a venture capital investor, Mr. Haley brings strategic and financial experience to the Board. He has evaluated, invested in and served as a board member on numerous companies. His executive recruiting background also provides the Board with insight into talent selection and management.

Ann Mather has served as one of the Company’s directors since July 2010. Since September 2005, Ms. Mather has been a director of Glu Mobile Inc., a publisher of mobile games, and serves as chair of its audit committee. Since November 2005, Ms. Mather has been a director of Google, Inc. and serves as chair of its audit committee. Since May 2010, Ms. Mather has been a director of MoneyGram International, a global payment services company, and serves as chair of its audit committee. Since December 2010, Ms. Mather has been a director of MGM Holdings Inc. (“MGM”), the independent, privately-held motion picture, television, home video, and theatrical production and distribution company, Inc. Ms. Mather is also a director of Ariat International, Inc, a privately held manufacturer of footwear for equestrian athletes. Ms. Mather was previously a director of Central European Media Enterprises Group, a developer and operator of national commercial television channels and stations in Central and Eastern Europe, Zappos.com, Inc., a privately held, online retailer, until it was acquired by Amazon.com, Inc. in 2009, and Shopping.com, Inc., a price comparison web site, until it was acquired by eBay Inc. in 2005. Ms. Mather was chair of Shopping.com’s audit committee, and a member of its corporate governance and nominating committee. From 1999 to 2004, Ms. Mather was Executive Vice President and Chief Financial Officer of Pixar, a computer animation studio. Prior to her service at Pixar, Ms. Mather was Executive Vice President and Chief Financial Officer at Village Roadshow Pictures, the film production division of Village Roadshow Limited. From 1993 to 1999, she held various executive positions at The Walt Disney Company, including Senior Vice President of Finance and Administration for its Buena Vista International Theatrical Division. Ms. Mather holds a Master of Arts degree from Cambridge University.

Ms. Mather’s numerous managerial positions and her service on several public company boards provides strategic, operational and corporate governance experience to the Board. Her experience as an executive with several major media companies provides unique business perspective. As a former chief financial officer and senior finance executive at major corporations and her service on the audit committee of several publicly traded companies, Ms. Mather brings financial and accounting expertise to the Board.

Michael N. Schuh served as one of the Company’s directors through May 2010. Gregory S. Stanger served as one of the Company’s directors through July 2010, at which point Ann Mather was appointed as one of the Company’s directors.

Executive Officers

Barry McCarthy served as the Company’s Chief Financial Officer through December 2010, at which point the Company appointed David Wells as Chief Financial Officer. For information about Mr. Hastings, see “Proposal One – Election of Directors.” Our other executive officers are set forth below:

Other Executive Officers	Age	Position
Neil Hunt	49	Chief Product Officer
Leslie Kilgore	45	Chief Marketing Officer
David Wells	39	Chief Financial Officer
Patty McCord	57	Chief Talent Officer
Andrew Rendich	43	Chief Service and DVD Operations Officer
Ted Sarandos	46	Chief Content Officer
David Hyman	45	General Counsel and Secretary

Neil Hunt has served as the Company’s Chief Product Officer since 2002 and as its Vice President of Internet Engineering from 1999 to 2002. From 1997 to 1999, Mr. Hunt was Director of Engineering for Rational Software. Mr. Hunt holds a doctorate in computer science from the University of Aberdeen, U.K. and a bachelor’s degree from the University of Durham, U.K.

Leslie Kilgore has served as the Company’s Chief Marketing Officer (formerly Vice President of Marketing) since March 2000. From February 1999 to March 2000, Ms. Kilgore served as Director of Marketing for Amazon.com, Inc., an Internet retailer. Ms. Kilgore served as a brand manager for The Procter & Gamble Company, a manufacturer and marketer of consumer products, from August 1992 to February 1999. Ms. Kilgore holds an M.B.A. from the Stanford University Graduate School of Business and a B.S. from The Wharton School of Business at the University of Pennsylvania.

David Wells has served as the Company’s Chief Financial Officer since December 2010 and its Vice President of Financial Planning & Analysis from August 2008 to December 2010. He held the position of Director of Operations Planning & Analysis from March 2004 to August 2008. Prior to joining Netflix, Mr. Wells served in progressive roles at Deloitte Consulting from August 1998 to August 2004. Mr. Wells holds an M.B.A and M.P.P. from The University of Chicago and an undergraduate degree in both Accounting and English from the University of Virginia.

Patty McCord has served as the Company’s Chief Talent Officer since 1998. Prior to joining Netflix, from 1994 to 1997, Ms. McCord served as Director of Human Resources at Pure Atria, which was acquired by Rational Software, where she managed all human resources functions and directed all management development programs.

Andrew Rendich has served as the Company’s Chief Service and Operations Officer since 2009. From 2007 to 2009, Mr. Rendich served as Vice President of Operations. He has served in various other roles within Netflix since 1999. Prior to joining Netflix, Mr. Rendich served as a Director of Engineering at Verax Systems. Mr. Rendich holds degrees in computer engineering and computer science from RIT and Alfred State.

Ted Sarandos has served as the Company’s Chief Content Officer and Vice President of Content since 2000. Prior to joining Netflix, Mr. Sarandos was Vice President of Product and Merchandising for Video City.

David Hyman has served as the Company’s General Counsel since 2002. Mr. Hyman also serves as the Company’s secretary. Prior to joining Netflix, Mr. Hyman served as General Counsel of Webvan, Inc., an Internet-based grocery delivery service. Mr. Hyman holds a J.D. and a B.A. degree from the University of Virginia.

There are no family relationships among any of our directors, nominees for director and executive officers.

Board Meetings and Committees

The Board held six meetings during 2010. Each Board member attended at least 75% of the aggregate of the Board meetings and meetings of the Board committees on which such director served in 2010.

As of the date of this Proxy Statement, the Board has four standing committees: (1) the Compensation Committee; (2) the Audit Committee; (3) the Nominating and Governance Committee; and (4) the Stock Option Committee.

Compensation Committee

The Compensation Committee of the Board consists of three non-employee directors: Messrs. Battle, Haley (Chairman), and Hoag. The Compensation Committee reviews and approves all forms of compensation to be provided to the executive officers and directors of the Company. The Compensation Committee may not delegate these duties. For a description of the role of the executive officers in recommending compensation and the role of any compensation consultants, please see the section entitled “Compensation Discussion and Analysis” below. The Compensation Committee held three meetings in 2010. Each member attended all of the Compensation Committee meetings held in 2010.

The Report of the Compensation Committee is included in this Proxy Statement. In addition, the Board has adopted a written charter for the Compensation Committee, which is available on the Company’s Investor Relations Web site at http://ir.netflix.com/documents.cfm.

Audit Committee

The Audit Committee of the Board consists of three non-employee directors: Messrs. Haley, Giancarlo, and Ms. Mather (Chairman), each of whom is independent in compliance with the rules of the SEC and the listing standards of the NASDAQ Stock Market as they pertain to audit committee members. The Board has determined that Ms. Mather is an audit committee financial expert as defined by Item 407(d)(5)(ii) of Regulation S-K of the Securities Act of 1933, as amended. Until March 2010, Mr. Schuh served on the Audit Committee. Mr. Giancarlo was appointed to the Committee as Mr. Schuh’s replacement. Prior to his resignation in July 2010, Mr. Stanger was the Chairman of the Audit Committee.

The Audit Committee engages the Company’s independent registered public accounting firm, reviews the Company’s financial controls, evaluates the scope of the annual audit, reviews audit results, consults with management and the Company’s independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of the Company’s internal accounting controls and financial affairs. The Audit Committee met five times in 2010. Each member attended at least 75% of the Audit Committee meetings in 2010 that were held during the period that the individual served on the Audit Committee.

The Report of the Audit Committee is included in this Proxy Statement. In addition, the Board has adopted a written charter for the Audit Committee, which is available on the Company’s Investor Relations Web site at http://ir.netflix.com/documents.cfm.

Nominating and Governance Committee

The Nominating and Governance Committee of the Board consists of two non-employee directors, Messrs. Barton and Hoag (Chairman). The Nominating and Governance Committee reviews and approves candidates for election and to fill vacancies on the Board, including re-nominations of members whose terms are due to expire, and reviews and provides guidance to the Board on corporate governance matters. The Nominating and Governance Committee met two times in 2010 and all the meetings were attended by both members.

The Board has adopted a written charter for the Nominating and Governance Committee, which is available on the Company’s Investor Relations Web site at http://ir.netflix.com/documents.cfm.

Stock Option Committee

The Stock Option Committee of the Board consists of one employee director: Mr. Hastings. The Stock Option Committee has authority to review and approve the stock options granted to non-executive employees pursuant to the Company’s option grant program. The Board has also authorized certain Company officers to review and approve option grants to employees, other than to themselves or directors or executive officers of the Company. The Board retained the power to adjust, eliminate or otherwise modify the Company’s option granting practices, any option allowance or portions thereof not previously granted, including without limitation the monthly option formula.

The Stock Option Committee did not hold meetings in 2010. The Stock Option Committee acts pursuant to powers delegated to it by the Board. The Board has not adopted a written charter for the Stock Option Committee.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on the Company’s Board or Compensation Committee. No member of the Company’s Board is an executive officer of a company in which one of the Company’s executive officers serves as a member of the board of directors or compensation committee of that company.

The Compensation Committee consists of Messrs. Haley, Hoag and Battle, none of whom is currently or was formerly an officer or employee of the Company. None of Messrs. Haley, Hoag or Battle had a relationship with the Company that required disclosure under Item 404 of Regulation S-K. In addition to Messrs. Haley, Hoag and Battle, the Company’s Chief Executive Officer and Chief Talent Officer participated in the executive compensation process as described below in the section entitled “Compensation Discussion and Analysis.”

Director Independence

The Board has determined that each of Messrs. Barton, Battle, Giancarlo, Haley and Hoag and Ms. Mather is independent under the rules of the SEC and the listing standards of the NASDAQ Stock Market; therefore, every member of the Audit Committee, Compensation Committee and Nominating and Governance Committee is an independent director in accordance with those standards. There were no related party transactions to be considered in the last fiscal year in the determination of the independence of the directors. See “Procedures for Approval of Related Party Transactions” in this Proxy Statement for more information.

Consideration of Director Nominees

Stockholder Nominees

The Nominating and Governance Committee considers properly submitted stockholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for

Directors.” Any stockholder nominations proposed for consideration by the Nominating and Governance Committee should include the nominee’s name and qualifications for Board membership. In addition, they should be submitted within the time frame as specified under “Stockholder Proposals” above and addressed to: Netflix, Inc., 100 Winchester Circle, Los Gatos, California 95032, Attention: Secretary.

Director Qualifications

In discharging its responsibilities to nominate candidates for election to the Board, the Nominating and Governance Committee has not specified any minimum qualifications for serving on the Board. However, the Nominating and Governance Committee endeavors to evaluate, propose and approve candidates with business experience, diversity as well as personal skills and knowledge with respect to technology, finance, marketing, financial reporting and any other areas that may be expected to contribute to an effective Board. With respect to diversity, the committee may consider such factors as differences in viewpoint, professional experience, education, skills and other individual qualifications and attributes that contribute to board heterogeneity, including characteristics such as gender, race and national origin.

Identifying and Evaluating Nominees for Directors

The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. Candidates may come to the attention of the Nominating and Governance Committee through management, current Board members, stockholders or other persons. These candidates are evaluated at periodic meetings of the Nominating and Governance Committee as necessary and discussed by the members of the Nominating and Governance Committee from time to time. Candidates may be considered at any point during the year. As described above, the Nominating and Governance Committee considers properly submitted stockholder nominations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating and Governance Committee. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Nominating and Governance Committee. The Nominating and Governance Committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder.

Communications with the Board

The Company provides a process for stockholders to send communications to the Board. Information regarding stockholder communications with the Board can be found on the Company’s Investor Relations Web site at http://ir.netflix.com/governance.cfm.

Policy Regarding Director Attendance at the Annual Meeting

The Company’s policy regarding directors’ attendance at the annual meetings of stockholders and their attendance record at last year’s annual meeting of stockholders can be found on the Company’s Investor Relations Web site at http://ir.netflix.com/governance.cfm.

The Role of the Board in Risk Oversight

The Board’s role in the Company’s risk oversight process includes reviewing and discussing with members of the management areas of material risk to the Company, including strategic, operational, financial and legal risks. The Board as a whole primarily deals with matters related to strategic and operational risk. The Audit Committee deals with matters of financial and legal risk. The Compensation Committee addresses risks related to compensation and other talent-related matters. The Nominating and Governance Committee manages risks associated with Board independence and corporate governance. Committees report to the full Board regarding their respective considerations and actions.

The Board’s Leadership Structure

The Board currently combines the role of Chairman and Chief Executive. The Board believes that the Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry and is therefore best able to identify the strategic priorities to be discussed by the Board. The Board believes that combining the role of Chairman and Chief Executive Officer facilitates information flow between management and the Board and fosters strategic development and execution. The Board has not appointed a lead independent director, however, the Board maintains effective independent oversight through a number of governance practices, including, open and direct communication with management, input on meeting agendas, annual performance evaluations, and regular executive sessions.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Board has selected KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011. The Company is submitting its selection of KPMG LLP for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company’s financial statements since 1998. The Company expects that representatives of KPMG LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

The Company’s Bylaws do not require that stockholders ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm. However, the Company is submitting the selection of KPMG LLP to stockholders for ratification as a matter of good corporate practice. If stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain KPMG LLP. Even if the selection is ratified, the Board and the Audit Committee at their discretion may change the appointment at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Principal Accountant Fees and Services

During 2010 and 2009, fees for services provided by KPMG LLP were as follows:

	2010	2009
Audit Fees	$1,982,885	$2,075,700
Audit Related Fees	29,690	373,890
Tax Fees	88,652	280,052

Total	$2,101,227	$2,729,642

Audit Fees include amounts related to the audit of the Company’s annual financial statements and quarterly review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q.

Audit Related Fees include amounts related to accounting consultations, and for 2009, services rendered in connection with the Company’s issuance of 8.50% senior unsecured notes.

Tax Fees include fees billed for tax compliance, tax advice and tax planning services.

There were no other fees billed by KPMG LLP for services rendered to the Company, other than the services described above, in 2010 and 2009.

The Audit Committee has determined that the rendering of non-audit services by KPMG LLP was compatible with maintaining their independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During 2010 and 2009, all services provided by KPMG LLP were pre-approved by the Audit Committee in accordance with this policy.

Vote Required; Recommendation of the Board

The affirmative vote of the majority of the Votes Cast is required for ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2011.

PROPOSAL THREE

APPROVAL OF 2011 STOCK PLAN

Reason for the Proposal

We are asking stockholders to approve the 2011 Stock Plan (the “2011 Plan”) so that we may continue to attract and retain outstanding performers as well as receive a federal income tax deduction for certain compensation that constitutes “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Board and management believe that being able to offer equity awards as one element of our total compensation serves as an effective vehicle for helping align stockholder interest with employees’ interests. The Board and management also believe that being able to offer equity awards is important to recruiting and retaining high performing employees, consultants and directors and as such, the Board believes that the approval of the equity plan is in the best interest of stockholders and important to the future success of the Company.

Our current equity incentive plan, the 2002 Stock Plan, will expire in February 2012.

The 2011 Plan is also designed to allow the Company to take a full federal income tax deduction for the compensation paid to its executive officers in connection with certain awards granted under the 2011 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2011 STOCK PLAN.

Required Vote

Approval of the 2011 Plan requires the affirmative vote of the holders of a majority of votes cast on the proposal. If stockholders do not approve the 2011 Plan, the Company will have no equity incentive plan under which it may grant future equity awards upon the expiration of the 2002 Stock Plan.

Description of the 2011 Stock Plan

The following is a summary of the principal features of the 2011 Plan, as approved by the Board on March 23, 2011, subject to stockholder approval. This summary is not a complete description of all of the provisions of the 2011 Plan, and is qualified in its entirety by the specific language of the 2011 Plan. A copy of the 2011 Plan is provided as Appendix A to this Proxy Statement.

Background and Purpose of the 2011 Plan

The 2011 Plan permits the grant of the following types of incentive awards: (1) stock options, (2) stock appreciation rights, (3) restricted stock, and (4) restricted stock units (individually, an “Award”). The 2011 Plan is intended to attract and retain (1) employees of the Company and its subsidiaries, (2) consultants who provide significant services to the Company and its subsidiaries, and (3) directors of the Company who are not employees of the Company or any subsidiary. The 2011 Plan is also intended to encourage stock ownership by employees, directors, and consultants, thereby aligning their interests with those of the Company’s stockholders and to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m). As defined in the 2011 Plan and used in the description below, “Shares” refers to shares of Netflix’s common stock.

Administration of the 2011 Plan

The 2011 Plan is administered by a committee (the “Committee”) appointed by the Board. The Compensation Committee of the Board will administer the 2011 Plan and currently is expected to do so throughout the life of the 2011 Plan. The 2011 Plan requires that the Committee consist of at least two directors who qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) (so that the Company is entitled to a federal tax deduction for certain compensation paid under the 2011 Plan).

Subject to the terms of the 2011 Plan, the Committee has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards, and interpret the provisions of the 2011 Plan and outstanding Awards. The Committee may delegate any part of its authority and powers under the 2011 Plan to one or more directors and/or officers of the Company; provided, however, the Committee may not delegate its authority and powers with respect to Awards intended to qualify as performance-based compensation under Section 162(m) if the delegation would cause the Awards to fail to so qualify and all discretionary awards to non-employee directors must be administered solely by an independent committee of the Board.

Number of Shares of Common Stock Available Under the 2011 Plan

The total number of Shares available for issuance under the 2011 Plan is 5,700,000. As of April 5, 2011, no Awards have been granted under the 2011 Plan. Shares granted under the 2011 Plan may be either authorized but unissued Shares or treasury Shares. As of April 5, 2011, the closing price of our common stock on NASDAQ was $244.23 per share.

The maximum number of Shares reserved for issuance under the 2011 Plan will be reduced by 1.9 Shares for every one (1) restricted stock unit or share of restricted stock (referred to as a “full value award”) granted. If an Award is settled in cash, cancelled, terminates, expires, or lapses for any reason without having been fully exercised or vested, the unvested or cancelled Shares generally will be returned to the available pool of Shares reserved for issuance under the 2011 Plan in the same proportion; for example, for every full value award share that is cancelled, terminated, expired or lapsed, 1.9 Shares will return to the available pool, and for every stock option that is cancelled, terminated, expired or lapsed, one (1) Share will return to the available pool.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to full value awards, is forfeited to or repurchased by the Company, the unpurchased (or forfeited or repurchased, as applicable) Shares that were subject to the Award will become available for future grant or sale under the 2011 Plan. Upon exercise of a stock appreciation right settled in Shares, the gross number of Shares covered by the portion of the Award that is exercised will cease to be available under the 2011 Plan. Shares that actually have been issued under the 2011 Plan under any Award will not be returned to or become available for future distribution under the 2011 Plan; provided, however, that if unvested Shares of any full value awards are repurchased by the Company or are forfeited to the Company, those Shares will become available for future grant under the 2011 Plan. Shares used to pay the exercise or purchase price of an Award and/or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the 2011 Plan. To the extent an Award is paid out in cash rather than Shares, such cash payments will not reduce the number of Shares available for issuance under the 2011 Plan. Shares actually issued pursuant to Awards transferred under any exchange program to reprice options or stock appreciation rights will not become available for grant under the 2011 Plan.

If the Company experiences a stock dividend, reorganization, or other change in capital structure, the Committee will, in such manner as it determines is equitable, adjust the number and class of Shares available for issuance under the 2011 Plan, the outstanding Awards, and the per-person limits on Awards, as appropriate to reflect the stock dividend or other change.

No Repricing

No exchange programs to reprice options or stock appreciation rights are permitted under the 2011 Plan without the approval of our stockholders.

Eligibility to Receive Awards

The Committee selects the employees, consultants, and directors who will be granted Awards under the 2011 Plan. The actual number of individuals who will receive Awards cannot be determined in advance because the Committee has the discretion to select the participants. As of April 5, 2011, approximately 893 of our employees, directors and consultants would be eligible to participate in the 2011 Plan.

Stock Options

A stock option is the right to acquire Shares at a fixed exercise price for a fixed period of time. Under the 2011 Plan, the Committee may grant nonqualified stock options and/or incentive stock options (which entitle employees, but not the Company, to more favorable tax treatment). The Committee will determine the number of Shares covered by each option, but during any fiscal year of the Company, no participant may be granted options (and/or stock appreciation rights) covering more than 1,500,000 Shares. Notwithstanding the foregoing, during the fiscal year in which the participant first becomes an employee, he or she may be granted options (and/or stock appreciation rights) covering up to an additional 1,500,000 Shares.

The exercise price of the Shares subject to each option is set by the Committee but cannot be less than 100% of the fair market value (on the date of grant) of the Shares covered by the option. An exception may be made for any options that the Committee grants in substitution for options held by employees of companies that the Company acquires (in which case the exercise price preserves the economic value of the employee’s cancelled option from his or her former employer). In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of Netflix or any of its subsidiaries. The aggregate fair market value of the Shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000. The exercise price of each option must be paid in full in cash (or cash equivalent) at the time of exercise. The Committee also may permit payment through the tender of Shares that are already owned by the participant, or by any other means that the Committee determines to be consistent with the purpose of the 2011 Plan.

Options become exercisable at the times and on the terms established by the Committee. The Committee also establishes the time at which options expire, but the expiration may not be later than 10 years after the grant date. In addition, a participant who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries may not be granted an option that is exercisable after five years from the option’s grant date.

Stock Appreciation Rights

Stock appreciation rights (“SARs”) are awards that grant the participant the right to receive an amount (in the form of cash, Shares of equal value, or a combination thereof, as determined by the Committee) equal to (1) the number of shares exercised, times (2) the amount by which the Company’s stock price exceeds the exercise price. The exercise price is set by the Committee but cannot be less than 100% of the fair market value of the covered Shares on the grant date. A SAR may be exercised only if it becomes vested based on the vesting schedule established by the Committee. SARs expire under the same rules that apply to options, meaning that the expiration may not be later than 10 years after the grant date. SARs also are subject to the same per-person limits (1,500,000 covered Shares for SARs and/or options in any fiscal year plus an additional 1,500,000 Shares for SARs and/or options in the fiscal year in which the participant first becomes an employee.)

Restricted Stock

Awards of restricted stock are Shares that vest in accordance with the terms and conditions established by the Committee. The Committee determines the number of Shares of restricted stock granted to any participant, but during any fiscal year of the Company, no participant may be granted more than 500,000 Shares of restricted stock (restricted stock units) plus an additional 500,000 Shares of restricted stock (restricted stock units) in the fiscal year in which a participant first becomes an employee.

In determining whether an Award of restricted stock should be made, and/or the vesting schedule for any such Award, the Committee may impose whatever conditions to vesting it determines to be appropriate. Notwithstanding the foregoing, if the Committee desires that the Award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals and certain other requirements (see “Performance Goals” below for more information).

A holder of restricted stock will have full voting rights, unless determined otherwise by the Committee. A holder of restricted stock also generally will be entitled to receive all dividends and other distributions paid with respect to Shares; provided, however, that dividends and distributions generally will be subject to the same vesting criteria and transferability restrictions as the Shares upon which the dividend or distribution was paid.

Restricted Stock Units

Restricted stock units represent a right to receive Shares at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the Shares issued in settlement of the Award, the consideration for which is furnished in the form of the participant’s service to the Company. In determining whether an Award of restricted stock units should be made, and/or the vesting schedule for any such Award, the Committee may impose whatever conditions to vesting it determines to be appropriate. The Company may pay the appreciation in cash, in Shares or in a combination of both.

The initial value of each restricted stock unit on the date of grant will be equal to the fair market value of a Share on such date. Grants of restricted stock units are subject to the same per-person limits as restricted stock (500,000 restricted stock units and/or shares of restricted stock in any fiscal year plus an additional 500,000 restricted stock units or Shares in the fiscal year in which the participant first becomes an employee).

Performance Goals

The Committee (in its discretion) may make performance goals applicable to a participant with respect to an Award. If the Committee desires that an Award qualify as “performance-based compensation” under Section 162(m) (discussed below), then at the Committee’s discretion, one or more of the performance goals may apply. The 2011 Plan provides for the following performance goals:

•	Earnings Per Share
•	Profit
•	Return on Equity
•	Revenue
•	Subscriber Metrics
•	Total Shareholder Return

Each of these goals is defined in the 2011 Plan. Any performance criteria used under the 2011 Plan may be measured, as applicable (1) in absolute terms, (2) in combination with more than one performance goal, (3) in relative terms (including, but not limited to, as compared to results for other periods of time, and/or against another company or companies), (4) on a per-share or per-capita basis, (5) against the performance of the Company as a whole or a business unit or units of the Company, and/or (6) on a pre-tax or after-tax basis. Further, any performance goals may be used to measure the performance of the Company as a whole or of a business unit or other segment of the Company, or of one or more product lines or specific markets, and may be measured relative to a peer group or index. Pursuant to the terms of the 2011 Plan, the Committee may determine whether any element(s) or item(s) will be included in or excluded from the calculation of any performance goal with respect to any participants. The Committee may choose a performance period that is not less than a fiscal quarter but not longer than a period of three fiscal years.

By granting awards that vest upon achievement of performance goals, the Committee may be able to preserve the Company’s deduction for certain compensation in excess of $1,000,000. Section 162(m) limits the Company’s ability to deduct annual compensation paid to the Company’s Chief Executive Officer or our three other most highly compensated named executive officers (other than our Chief Executive Officer and Chief Financial Officer), to $1,000,000 per individual. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. The performance goals listed above, as well as the per-person limits on Shares covered by Awards, permit the Committee to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to receive a federal income tax deduction in connection with such Awards.

Limited Transferability of Awards

Awards granted under the 2011 Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. Notwithstanding the foregoing, the Committee may permit an individual to transfer an Award to an individual or entity. Any transfer will be made in accordance with procedures established by the Committee.

Amendment and Termination of the 2011 Plan

The Board generally may amend or terminate the 2011 Plan at any time and for any reason. However, no amendment, suspension, or termination may impair the rights of any participant without his or her consent.

Summary of U.S. Federal Income Tax Consequences

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of equity awards granted under the 2011 Plan. Tax consequences for any particular individual may be different.

Nonqualified Stock Options. No taxable income is reportable when a nonqualified stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonqualified stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, and Restricted Stock Units. A participant generally will not have taxable income at the time an Award of restricted stock or restricted stock units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

Tax Effect for the Company. The Company generally will be entitled to a tax deduction in connection with an Award under the 2011 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to our three other most highly compensated named executive officers (other than our Chief Executive Officer and our Chief Financial Officer). Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2011 Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The 2011 Plan has been designed to permit the Committee to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such Awards.

Section 409A. Section 409A of the Code (“Section 409A”) provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2011 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Participation in the Plans

The grant of Awards (if any) that an employee or consultant may receive under the 2011 Plan is in the discretion of the Committee and therefore cannot be determined in advance. Our executive officers and non-employee directors have an interest in this proposal because they are eligible to receive discretionary Awards under the 2011 Plan. The following table sets forth information with respect to the grant of options and other awards under our 2002 Stock Plan to the executive officers named in the Summary Compensation Table who are current executive officers, to all current executive officers as a group, to all non-employee directors as a group and to all other employees as a group during the Company’s last fiscal year:

Name of Individual or Identity of Group and Position	Securities Underlying Options Granted (#)	Weighted Average Exercise Price Per Share ($)	Full Value Awards (#)	Weighted Average Dollar Value of Full Value Awards ($)
Reed Hastings Chief Executive Officer, President, Chairman of the Board	96,934	98.86	0	0

Neil Hunt Chief Product Officer	22,428	95.97	0	0

Leslie Kilgore Chief Marketing Officer	40,386	95.69	0	0

David Wells Chief Financial Officer	2,942	100.20	0	0

Ted Sarandos Chief Content Officer	27,522	101.43	0	0

All current executive officers as a group	210,055	98.41	0	0

All non-employee directors as a group	32,633	97.30	0	0

All other employees (including all current officers who are not executive officers) as a group	490,762	100.27	0	0

Summary

We believe strongly that the approval of the 2011 Plan is important to our continued success. Awards such as those provided under the 2011 Plan constitute an important incentive and help us attract and retain high performing individuals.

PROPOSAL FOUR

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our Board of Directors proposes that stockholders provide advisory (non-binding) approval of the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table and related tables and disclosure. Stockholders may abstain by submitting a proxy card without instruction on Proposal Four or by checking the box labeled, “abstain.”

As required by section 14A of the Securities Exchange Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are providing our stockholders with the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (also referred to as “say-on-pay”).

As described in our Compensation Discussion and Analysis, we have adopted an executive compensation philosophy designed to attract and retain outstanding performers. The Company’s compensation practices are guided by market rates and tailored to account for the specific needs and responsibilities of the particular position as well as the performance and unique qualifications of the individual employee, rather than by seniority or overall Company performance.

Vote Required

The affirmative vote of the holders of a majority of the votes cast is required to approve the compensation of our named executive officers disclosed in this proxy statement. The vote is an advisory vote, and therefore not binding.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF OUR NAMED EXECUTIVE OFFICER COMPENSATION DISCLOSED IN THIS PROXY STATEMENT

PROPOSAL FIVE

ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES

ON EXECUTIVE COMPENSATION

Our Board of Directors proposes that stockholders provide advisory (non-binding) approval of the frequency of advisory votes on compensation of our named executive officers for upcoming annual meetings of stockholders. Stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two or three years. Stockholders may abstain by submitting a proxy card without instruction on Proposal Five or by checking the box labeled, “abstain.”

We are required by the Dodd-Frank Act to provide stockholders with a “say-on-pay” vote every one, two or three years, as determined by a separate advisory stockholder vote held at least once every six years.

Vote Required

The affirmative vote of the holders of a majority of the votes cast is required to approve the frequency of advisory votes taken at annual meetings to approve named executive officer compensation. If none of the alternatives of every one year, two years or three years receives a majority vote, we will consider the highest number of votes cast by stockholders to be the frequency that has been selected by stockholders. However, because this vote is advisory and not binding on the Board in any way, the Board may decide that it is in the best interests of our stockholders to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

THE BOARD RECOMMENDS AN ANNUAL ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S EXECUTIVE OFFICERS NAMED IN THE PROXY STATEMENT’S SUMMARY COMPENSATION TABLE.

PROPOSAL SIX

STOCKHOLDER PROPOSAL TO ADOPT SIMPLE MAJORITY VOTE

In accordance with SEC rules, we have set forth below a stockholder proposal, along with the supporting statement of the stockholder proponent, for which we and our Board accept no responsibility. The stockholder proposal is required to be voted upon at our Annual Meeting only if properly presented at our Annual Meeting. As explained below, our Board unanimously recommends that you vote “AGAINST” the stockholder proposal. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA. 90278, the beneficial owner of no less than 70 shares of the company’s common stock, has notified the Company of its intent to present the following proposal at the annual meeting.

6-Adopt Simple Majority Vote

RESOLVED, Shareholders request that our board take the steps necessary so that each shareholder voting requirement impacting our company, that calls for a greater than simple majority vote, be changed to a majority of the votes cast for and against the proposal in compliance with applicable laws.

Corporate governance procedures and practices, and the level of accountability they impose, are closely related to financial performance. Shareowners are willing to pay a premium for shares of corporations that have excellent corporate governance. Supermajority voting requirements have been found to be one of six entrenching mechanisms that are negatively related with company performance. See “What matters in Corporate Governance?” Lucien Bebchuk, Alma Cohen & Allen Ferrell, Harvard Law School, Discussion Paper No. 491 (09/2004, revised 03/2005).

This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. The proponents of these proposals included William Steiner, James Mc Ritchie and Ray T. Chevedden.

If our Company were to remove required supermajority, it would be a strong statement that our Company is committed to good corporate governance and its long-term financial performance.

The merit of this Simple Majority vote proposal should also be considered in the context of the need for additional improvement in our company’s 2010 reported corporate governance status:

The Corporate Library also rated our company “High Concern” in Takeover Defenses and “Moderate Concern” in Executive Pay. Our company had charter and bylaw provisions that made it difficult or impossible for shareholders enlarge the board or replace directors.

CEO Reed Hastings realized more than $10 million on the exercise of 238,000 stock options in 2009. On top of that, he was granted an additional 96,000 options in twelve monthly grants with a total grant date value of more than $1.7 million. Market priced stock options may provide rewards due to a rising market alone, regardless of CEO performance.

We had no independent board chairman or even a Lead Director, no proxy access, no cumulative voting, no right to act by written consent, no written consent for shareholders and only one yes-vote, out of our 50 million eligible votes, can elect each of our directors for 3-years.

Three of 7 directors owned no stock. An inside-related director was on our 3-member Executive Pay Committee. Timothy Haley attracted our highest negative votes (a whopping 39%) and was still allowed on our Audit and Executive Pay Committees. George Battle was on 5 boards- overextension concern and attracted double-digits in negative votes.

Please encourage our board to respond positively to this proposal to initiate improved governance: Adopt Simple Majority Vote – Yes on 6.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “AGAINST” THE STOCKHOLDER PROPOSAL TO ADOPT SIMPLE MAJORITY VOTE.

The Board believes that this stockholder proposal seeking to adopt a simple majority vote in all cases would not be in the best interests of the Company and its stockholders. A simple majority vote requirement already applies to most corporate matters submitted to a vote of the Company’s stockholders. The Company’s Restated Certificate of Incorporation does, however, require a 66 2/3% “supermajority” vote for certain fundamental changes to the corporate governance posture of the Company, including the procedures for calling stockholder meetings, altering the size of the Board and removing directors. The supermajority voting requirements were adopted by our stockholders and were intended to preserve and maximize the value of the Company for all stockholders and to provide protection for all stockholders against self-interested actions by one or a few large stockholders. The Board continues to believe these requirements are appropriate and in the best interest of all stockholders; therefore, the Board opposes this stockholder proposal.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to beneficial ownership of our common stock as of April 5, 2011 by (i) each stockholder that the Company knows is the beneficial owner of more than 5% of our common stock, (ii) each director and nominee for director, (iii) each of the executive officers named in the “Summary Executive Compensation” table, which we refer to as the Named Executive Officers, and (iv) all executive officers and directors as a group. The Company has relied upon information provided to the Company by its directors and Named Executive Officers and copies of documents sent to the Company that have been filed with the SEC by others for purposes of determining the number of shares each person beneficially owns. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and generally includes those persons who have voting or investment power with respect to the securities. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of the Company’s common stock beneficially owned by them. Shares of the Company’s common stock subject to options that are currently exercisable or exercisable within 60 days of April 5, 2011 are also deemed outstanding for purposes of calculating the percentage ownership of that person, and if applicable, the percentage ownership of the executive officers and directors as a group, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person. Unless otherwise indicated, the address for each stockholder listed in the table below is c/o Netflix, Inc., 100 Winchester Circle, Los Gatos, CA 95032.

Name and Address	Number of Shares Beneficially Owned	Percent of Class
FMR LLC (1) 82 Devonshire Street Boston, MA 02109	4,247,249	8.09%

Reed Hastings (2)	2,815,982	5.21%

Jay C. Hoag (3) 528 Ramona Street Palo Alto, CA 94301	1,485,062	2.81%

Neil Hunt (4)	111,788	*

A. George (Skip) Battle (5)	95,026	*

Leslie Kilgore (6)	88,633	*

Ted Sarandos (7)	61,485	*

Charles H. Giancarlo (8)	49,384	*

Richard N. Barton (9)	45,733	*

Timothy M. Haley (10) c/o Redpoint Ventures 3000 Sand Hill Road Building 2, Suite 290 Menlo Park, CA 94025	42,046	*

David Hyman (11)	33,139	*

Patty McCord (12)	10,390	*

David Wells (13)	8,196	*

Name and Address	Number of Shares Beneficially Owned	Percent of Class
Andrew Rendich (14)	6,761	*

Ann Mather (15)	1,889	*

All directors and executive officers as a group (14 persons) (16)	4,855,514	8.91%

*	Less than 1% of the Company’s outstanding shares of common stock.

(1)	As of December 31, 2010, based on information provided by FMR, LLC in the Schedule 13G/A filed February 14, 2011.

(2)	Includes options to purchase 1,578,854 shares. Mr. Hastings is a trustee of the Hastings-Quillin Family Trust, which is the record holder of 1,237,128 of the Company’s shares.

(3)	Includes (i) options to purchase 14,224 shares held by Jay C. Hoag, (ii) 50,396 shares held by the Hoag Family Trust U/A Dtd 8/2/94 (the “Hoag Family Trust”), (iii) 10,128 shares held by Hamilton Investments Limited Partnership (“Hamilton Investments”), (iv) 891,683 shares held by TCV IV, L.P. (“TCV IV”), (v) 33,250 shares held by TCV IV Strategic Partners, L.P. (together with TCV IV, the “TCV IV Funds”), (vi) 481,583 shares held by TCV VI, L.P. (“TCV VI”), and (vii) 3,798 shares held by TCV Member Fund, L.P. (“TCV Member Fund” and together with TCV VI, the “TCV VI Funds”). Mr. Hoag has the sole dispositive power over the options and the shares to be received upon exercise of such options and the sole voting power and sole investment control over the shares he receives upon exercise of the options. However, TCMI, Inc. holds 100% of the pecuniary interest in such options and the shares to be received upon exercise of such options. Mr. Hoag is a trustee of the Hoag Family Trust and the sole general partner and a limited partner of Hamilton Investments. Technology Crossover Management IV, L.L.C. (“TCM IV”) is the sole general partner of the TCV IV Funds and has sole voting power and sole investment control over the TCV IV Funds. Mr. Hoag is a Managing Members of TCM IV and has shared voting power and investment control over the shares held by the TCV IV Funds. Technology Crossover Management VI, L.L.C. (“TCM VI”) is the sole general partner of TCV VI and a general partner of TCV Member Fund. TCM VI has sole voting power and investment control over the shares held by the shares held by the TCV VI Funds. Mr. Hoag, a Class A Member of TCM VI, shares voting and dispositive power with respect to the shares beneficially owned by the TCV VI Funds. Mr. Hoag disclaims beneficial ownership of any of the foregoing options and any shares to be received upon exercise of such options, and any shares held by the Hoag Family Trust, Hamilton Investments, the TCV IV Funds and the TCV VI Funds except to the extent of his respective pecuniary interests.

(4)	Includes options to purchase 42,914 shares.

(5)	Includes options to purchase 75,026 shares.

(6)	Includes options to purchase 59,439 shares.

(7)	Includes options to purchase 61,485 shares.

(8)	Includes options to purchase 42,720 shares.

(9)	Includes options to purchase 45,477 shares.

(10)	Includes options to purchase 42,046 shares.

(11)	Includes options to purchase 30,159 shares.

(12)	Includes options to purchase 5,070 shares.

(13)	Includes options to purchase 8,158 shares.

(14)	Includes options to purchase 6,761 shares.

(15)	Includes options to purchase 1,889 shares.

(16)	Includes, without duplication, the shares and options listed in footnotes (2) through (15) above.

COMPENSATION DISCUSSION AND ANALYSIS

Philosophy

The Company’s compensation philosophy, which is the same for its Named Executive Officers and all other salaried employees, is premised on the Company’s desire to attract and retain outstanding performers. As such, the Company aims to provide highly competitive compensation packages for all its key positions, including its Named Executive Officers. The Company’s compensation practices are guided by market rates and tailored to account for the specific needs and responsibilities of the particular position as well as the performance and unique qualifications of the individual employee, rather than by seniority or overall Company performance. Individual compensation is nonetheless linked to Company performance by virtue of the stock options granted by the Company.

In addition, the Company believes that to attract and retain outstanding performers, it must provide a challenging work environment. To this end, the Company strives to maintain a high-performance culture; that is, an environment in which employees excel in articulated performance values. Below is a list of the Company’s articulated performance values (including the explanations of those values provided to employees). The Company evaluates employee performance, including that of the Named Executive Officers, in light of these performance values.

1. Judgment

•	You make wise decisions (people, technical, business, and creative) despite ambiguity
•	You identify root causes, and get beyond treating symptoms
•	You think strategically, and can articulate what you are, and are not, trying to do
•	You smartly separate what must be done well now, and what can be improved later

2. Innovation

•	You re-conceptualize issues to discover practical solutions to hard problems
•	You challenge prevailing assumptions when warranted, and suggest better approaches
•	You create new ideas that prove useful
•	You keep us nimble by minimizing complexity and finding time to simplify

3. Impact

•	You accomplish amazing amounts of important work
•	You demonstrate consistently strong performance so colleagues can rely upon you
•	You focus on great results rather than on process
•	You exhibit bias-to-action, and avoid analysis-paralysis

4. Curiosity

•	You learn rapidly and eagerly
•	You seek to understand our strategy, market, subscribers, and suppliers
•	You are broadly knowledgeable about business, technology and entertainment
•	You contribute effectively outside of your specialty

5. Communication

•	You listen well, instead of reacting fast, so you can better understand
•	You are concise and articulate in speech and writing

•	You treat people with respect independent of their status or disagreement with you
•	You maintain calm poise in stressful situations

6. Courage

•	You say what you think even if it is controversial
•	You make tough decisions without excessive agonizing
•	You take smart risks
•	You question actions inconsistent with our values

7. Honesty

•	You are known for candor and directness
•	You are non-political when you disagree with others
•	You only say things about fellow employees you will say to their face
•	You are quick to admit mistakes

8. Selflessness

•	You seek what is best for Netflix, rather than best for yourself or your group
•	You are ego-less when searching for the best ideas
•	You make time to help colleagues
•	You share information openly and proactively

9. Passion

•	You inspire others with your thirst for excellence
•	You care intensely about Netflix’s success
•	You celebrate wins
•	You are tenacious

Determining Total Compensation

In determining the appropriate level of total compensation for its Named Executive Officers, the Compensation Committee reviews and considers the performance of each Named Executive Officer in light of the Compensation philosophy outlined above. The Committee also evaluates comparative compensation data, which includes salary, equity and other compensation components from similarly situated companies. The Compensation Committee discusses, for each Named Executive Officer, the estimated amount of compensation:

(i)     the Company would be willing pay to retain that person;

(ii)    the Company would have to pay to replace the person; and

(iii)   the individual could otherwise command in the employment marketplace.

By evaluating the comparative compensation data in light of the foregoing factors, the Company believes it is better able to tailor its compensation determinations with the specific needs and responsibilities of the particular position as well as the performance and unique qualifications of the individual Named Executive Officer.

The Chief Executive Officer and the Chief Talent Officer review comparative data derived from market research and publicly available information and discuss the factors listed above for each Named Executive Officer. The Chief Executive Officer then makes recommendations to the Compensation Committee regarding total compensation for each Named Executive Officer. The Compensation Committee reviews and discusses the information and determines the total compensation for each Named Executive Officer as it deems appropriate. Total compensation is expressed in a dollar-denominated amount, but as described below, may be allocated between the two primary elements of the Company’s compensation program, salary and stock options.

In 2010, 2009 and 2008, comparative compensation data for helping estimate the three factors listed above for determining total compensation was derived from Compensia, a management consulting firm providing executive compensation advisory services. The Compensation Committee retained Compensia to review the competitiveness of the Company’s executive compensation program and to help the Committee in determining the total compensation for each Named Executive Officer. For 2011 compensation, Compensia examined a single group of peer group companies based on market capitalization similarities and included such companies as Autodesk, Akamai, Electronic Arts, Expedia, Symantec and Citrix. In general, the total compensation for the Company’s Named Executive Officers is at or above the 75th percentile of the group of peer companies. Total fees paid to Compensia were less than $120 thousand in each year.

The Company does not specifically benchmark compensation for its Named Executive Officers in terms of picking a particular percentile relative to other people with similar titles at peer group companies. The Company believes that many subjective factors unique to each Named Executive Officer’s responsibilities and performance are not adequately reflected or otherwise accounted for in a percentile-based compensation determination. Nonetheless, this comparative compensation data is valuable in that it provides the Company with insight into ranges and components of total compensation as well as confirms the reasonableness of the Company’s own compensation decisions.

The Chief Executive Officer’s total compensation is determined by the Compensation Committee in executive session without the presence of the Chief Executive Officer. The Committee’s decision regarding total compensation for the Chief Executive Officer is based on the philosophy outlined above as well as the review and data provided by Compensia. The accomplishments of the Chief Executive Officer in developing the business strategy for the Company, the performance of the Company relative to this strategy and his ability to attract and retain senior management are also considered.

The Company’s compensation practices, including its performance values, are evaluated on an ongoing basis to determine whether they are appropriate to attract, retain and reward outstanding performers. Such evaluations may result in a refinement of the Company’s articulation of its performance values or a determination that it is appropriate to adjust total compensation or otherwise modify the methods of granting equity incentives. Individual employee performance, including that of our Named Executive Officers, is also evaluated on an ongoing basis. To the extent such performance exceeds or falls short of the Company’s performance values, the Company may take action that includes, in the case of star performers, promotions or increases in total compensation or, in the case of under performers, demotion, a reduction in total compensation or termination.

Elements of Total Compensation

After determining the total compensation amount for each Named Executive Officer by the method described above, the total compensation amount for each individual is divided into the two key elements of salary and stock options. This allocation is made pursuant to the compensation preferences of each Named Executive Officer who, within the parameters of the total compensation, can request a customized combination of salary and stock options. The Compensation Committee retains the authority to adjust these requests. With respect to compensation for 2011 and the previous two years, the Compensation Committee made no adjustments to the requested monthly stock option amounts. The amount of total compensation allocated to salary is considered cash compensation and paid through payroll during the year on a semi-monthly basis. The amount of total compensation allocated to stock options is referred to as the stock option allowance and while it is expressed in a dollar denomination, it is merely used by the Company to calculate the number of stock options to be granted in the manner described below. The stock option allowance amount is not available to the employees as cash compensation, except in instances where severance payments are made and as otherwise set forth in the Executive Severance and Retention Incentive Plan described below.

The Company does not currently provide a program of performance bonuses for its Named Executive Officers. The Company expects all individuals to perform at a level deserving of a bonus and therefore such bonus amounts are taken into consideration in determining total compensation for the Company’s employees.

All employees who are eligible to receive stock options as part of their compensation package may request any combination of salary and stock options. The Company (or in the case of the Named Executive Officers, the Compensation Committee) retains the right to adjust the requests or otherwise modify or eliminate the monthly stock option awards. In previous years, the percentage of total compensation that could be requested in stock options was capped. In 2010, the cap was eliminated. By this method, each Named Executive Officer has the ability prior to the beginning of each calendar year to request his or her preferred mix of compensation elements within the parameters of total compensation. Once the allocation is requested, the Named Executive Officer generally may not make any adjustments or modifications during the calendar year.

After determining the amount of total compensation to be allocated to stock options, the Named Executive Officers receive monthly option grants pursuant to the Company’s monthly option grant program. Under this program, the Named Executive Officers receive, on the first trading day of the month, fully vested options granted at fair market value as reflected by the closing price on the date of the option grant. The number of stock options to be granted monthly will fluctuate based on the fair market value on the date of the option grant. The actual number of options to be granted is determined by the following formula: the monthly dollar amount of the stock option allowance / ([fair market value on the date of option grant] * 0.20). For 2010, this formula was modified so that, effective for grants commencing in 2010, the number of options granted each month would be calculated using 20% of the fair market value of the stock on the grant date instead of 25%. This option granting practice is the same for Named Executive Officers and all other salaried employees. The Company established and subsequently modified the foregoing formula in an effort to encourage stock ownership by employees. For stock option accounting purposes, the dollar value of stock options granted by the Company are appreciably higher than the dollar value of the Stock Option Allowance (please compare “Summary Executive Compensation” table provided in this Proxy Statement with the table listed below). While any valuation of options is inherently subjective, the Company believes that its formula, as recently modified, for granting options helps encourage stock ownership and therefore serves as an effective vehicle for helping align stockholder interests with the compensation of employees. Furthermore, because the stock options are granted at fair market value on the date of the option grant and are not generally transferable, they are only of value to the recipient through an increase in the market value of the Company’s common stock, thereby linking that element of compensation to Company performance.

As shown in the table below, the Company’s Named Executive Officers receive a significant portion of their total compensation in the form of stock options. The Company believes that equity ownership, including stock and stock options, helps align the interest of the Named Executive Officers with those of the Company’s stockholders and is a good mechanism to link executive compensation to long-term company performance.

In 2009 and 2010, the salary and stock option components for the Named Executive Officers were allocated as follows (please see the “Summary Executive Compensation” table provided in this Proxy Statement for a complete description of the compensation of the Named Executive Officers in 2009 and 2010):

Name and Position	2009 Annual Salary	2009 Annual Stock Option Allowance	2009 Monthly Stock Option Allowance
Reed Hastings Chief Executive Officer and Chairman of the Board	$1,000,000	$1,000,000	$83,333

Neil Hunt Chief Product Officer	800,000	400,000	33,333

Leslie Kilgore Chief Marketing Officer	750,000	750,000	62,500

Barry McCarthy Chief Financial Officer	600,000	800,000	66,667

Ted Sarandos Chief Content Officer	900,000	100,000	8,333

Name and Position	2010 Annual Salary	2010 Annual Stock Option Allowance	2010 Monthly Stock Option Allowance
Reed Hastings Chief Executive Officer and Chairman of the Board	$500,000	$2,000,000	$166,667

Neil Hunt Chief Product Officer	866,667	433,333	36,111

Leslie Kilgore Chief Marketing Officer	775,000	775,000	64,583

Barry McCarthy Chief Financial Officer Resigned December 2010	600,000	850,000	70,833

Ted Sarandos Chief Content Officer	900,000	600,000	50,000

In 2011, the salary and stock option components for the Named Executive Officers are being allocated as follows:

Name and Position	2011 Annual Salary	2011 Annual Stock Option Allowance	2011 Monthly Stock Option Allowance
Reed Hastings Chief Executive Officer and Chairman of the Board	$500,000	$3,000,000	$250,000

David Wells Chief Financial Officer Status effective December 2010	400,000	350,000	29,167

Leslie Kilgore Chief Marketing Officer	802,000	1,098,000	91,500

Neil Hunt Chief Product Officer	1,000,000	900,000	75,000

Ted Sarandos Chief Content Officer	903,362	1,396,638	116,387

Vested stock options granted before June 30, 2004 can be exercised up to three (3) months following termination of employment. Vested stock options granted after June 30, 2004 and before January 1, 2007 can be exercised up to one (1) year following termination of employment. Vested stock options granted on or after January 1, 2007 can be exercised up to ten (10) years following grant regardless of employment status. The Company believes that this increase in the life of the options enhances the value of such options for each employee and thereby encourages equity ownership in the Company which is helpful in aligning the interests of employees with that of the Company. The Company does not believe that staggered vesting of stock options or early expiration of options following termination has a material impact on retention. The Company believes that creating a high-performance culture and providing highly competitive compensation packages are the critical components for retaining employees, including its Named Executive Officers.

The Company utilizes salary and stock options as its key compensation components in order to be competitive within the marketplace. Similarly situated companies typically offer executive officers an equity component as part of their overall compensation and as such, the Company believes it is important to provide this opportunity to its employees, including the Named Executive Officers. By permitting employees to request a customized combination of salary and stock options, the Company believes it is better able to take into consideration personal compensation preferences and thereby offer a more compelling total compensation package. In addition, offering grants monthly provides employees with a “dollar-cost averaging” approach to the price of their option grants. Option grants made on an infrequent basis are more susceptible to the whims of market timing and fluctuations. By granting options each month, the Company believes it alleviates to a great extent the arbitrariness of option timing and the potential negative employee issues associated with “underwater” options.

In addition to salary and stock options, Named Executive Officers also have the opportunity to participate in the Company’s 401(k) matching program which enables them to receive a dollar-for-dollar Company match of up to 3% of his or her compensation to the 401(k) fund. Each of the Named Executive Officers except for the Chief Executive Officer participated in this program in 2010 and therefore the Company matched the 401(k) contributions as shown in the tables of this Proxy Statement.

In 2010, the Company offered employees, including Named Executive Officers, the opportunity to participate in the 2002 Employee Stock Purchase Plan (the “ESPP”). As of December 31, 2010, the Company had no current offerings under the ESPP. The Company believes that the monthly stock option program is a better vehicle for offering employees equity-ownership opportunities in the Company. None of the Named Executive Officers, except for the Chief Marketing Officer, participated in this program in 2010. Under the ESPP, employees were able to purchase common stock of the Company through accumulated payroll deductions. The purchase price of the common stock acquired by employees participating in the ESPP is 85% of the closing price on either the first day of the offering period or the last day of the purchase period, whichever is lower. Through May 1, 2006, offering periods were twenty-four months, and the purchase periods were six months. Therefore, each offering period included four six-month purchase periods, and the purchase price for each six-month period was determined by comparing the closing prices on the first day of the offering period and the last day of the applicable purchase period. In this manner, the look-back for determining the purchase price was up to twenty-four months. However, effective May 1, 2006, the Purchase Plan was amended so that the offering and purchase periods take place concurrently in consecutive six month increments. Under the amended Purchase Plan, therefore, the look-back for determining the purchase price is six months. The Company does not expect any future offerings under the ESPP.

The Company also maintains a group term life insurance policy for all full-time employees, and a portion of the taxable amounts attributable to each Named Executive Officer is shown in the tables in this Proxy Statement.

Termination-Based Compensation and Change in Control Retention Incentives

The Named Executive Officers are beneficiaries of the Company’s Amended and Restated Executive Severance and Retention Incentive Plan. Under this plan, each employee of the Company at the level of Vice President or higher is entitled to a severance benefit upon termination of employment (other than for cause, death or permanent disability) so long as he or she signs a waiver and release of claims and an agreement not to disparage the Company, its directors or its officers in a form reasonably satisfactory to the Company. The severance benefit consists of a lump sum cash payment equal to nine (9) months of base pay and nine (9) months of the cash equivalent to the stock option allowance then being used in calculating the number of options granted monthly to such employee. The right to receive a severance benefit terminates upon a change in control transaction, so that the beneficiaries of the plan are not entitled to both a change in control benefit as well as a severance benefit.

In lieu of the severance benefit, employees covered by the plan who are employed by the Company on the date of a change in control transaction are entitled to receive a lump sum cash payment equal to twelve (12) months of base pay and twelve (12) months of the cash equivalent to the stock option allowance then being used in calculating the number of options granted monthly to such employee.

The Company also has a plan for its director level employees that provides those employees who are employed by the Company on the date of a change in control transaction with a lump sum cash payment equal to six (6) months of base pay and six (6) months of the cash equivalent to the stock option allowance then being used in calculating the number of options granted monthly to such employee. While director level employees are not guaranteed any severance, to the extent any severance is provided, payment associated with the change in control will be in lieu of or otherwise offset against any such severance payment.

The Company believes that it was appropriate to make such payment upon the single-trigger event of a change in control in order to reduce distractions associated with the uncertainty surrounding change in control transactions and to reduce potential conflicts that might otherwise arise when a Company executive must rely on the decisions of the acquiring company for either continued employment or severance.

The benefits owing under the plans are to be paid to the beneficiary by the Company as soon as administratively practicable following the completion of all conditions to the payment, but in no event more than two and one half months following the date of the triggering event. The Company believes that benefits under the Company’s Amended and Restated Executive Severance and Retention Incentive Plan are consistent with similar benefits offered to executive officers of similarly situated companies and moreover, the Plan is an important element in advancing the Company’s overall compensation philosophy of attracting and retaining outstanding performers. Each of the terms “base pay,” “cause” and “change in control” are defined in the plan, a copy of which is attached as Exhibit 10.10 to the Company’s Form 10-Q filed on May 5, 2009.

Tax Considerations

The Compensation Committee considered the potential impact of Section 162(m) of the Internal Revenue Code on executive officer compensation. Section 162(m) generally disallows a tax deduction for compensation that we pay to our Chief Executive Officer or any of the next three most highly compensated executive officers to the extent that the compensation for any such individual exceeds $1 million in any taxable year. However, this deduction limitation does not apply to compensation that is “performance-based” under 162(m). The Company believes that stock options granted to its executive officers will meet the requirement of being performance-based under Section 162(m). Accordingly, the Committee concluded that Section 162(m) should not materially reduce the tax deductions available to the Company. However, the Committee may from time to time approve compensation that is not deductible under Section 162(m) if it determines that it is in the Company’s best interest to do so.

COMPENSATION OF EXECUTIVE OFFICERS AND OTHER MATTERS

Summary Executive Compensation

The following summary compensation table sets forth information concerning the compensation paid by the Company to: (i) the Chief Executive Officer (the Company’s principal executive officer), (ii) the Chief Financial Officer (the Company’s principal financial officer), and (iii) the Company’s other named executive officers listed below. A description of the method for determining the amount of salary in proportion to total compensation is set forth above in “Compensation Discussion and Analysis.”

Name and Principal Position	Year	Salary ($)	Option Award ($) (1)	All Other Compensation ($)		Total Compensation ($)
Reed Hastings	2010	$519,231	$4,996,988	$414	(2)	$5,516,633
Chief Executive Officer,	2009	1,000,000	1,755,998	270	(2)	2,756,268
President, Chairman of the Board	2008	994,231	1,766,353	270	(2)	2,760,854

Neil Hunt	2010	864,103	1,118,333	7,620	(3)	1,990,056
Chief Product Officer	2009	800,000	702,386	7,620	(4)	1,510,006
	2008	795,000	704,994	7,170	(5)	1,507,164

Leslie Kilgore	2010	774,038	2,007,040	7,620	(6)	2,788,698
Chief Marketing Officer	2009	750,000	1,317,038	7,530	(7)	2,074,568
	2008	748,077	1,334,546	7,080	(8)	2,089,703

Barry McCarthy	2010	588,461	2,196,900	1,008,110	(9)	3,793,471
Chief Financial Officer	2009	607,692	1,376,041	8,124	(10)	1,991,857
Resigned December 2010	2008	796,138	1,077,060	7,674	(11)	1,880,872

Ted Sarandos	2010	900,000	1,460,040	14,120	(12)	2,374,160
Chief Content Officer	2009	900,000	175,594	14,120	(13)	1,089,714
	2008	896,538	177,414	13,580	(14)	1,087,532

David Wells	2010	358,000	153,960	7,512	(15)	519,472
Chief Financial Officer
Effective December 2010

(1)	Dollar amounts in the Option Awards column reflect the grant date fair value with respect to stock options during the 2010 fiscal year. The dollar amounts set forth in the Option Awards column are different than the stock option allowance amounts described in the section above entitled “Compensation Discussion and Analysis” because the stock option allowance amounts are reflective of the total compensation amount attributable to stock option grants, not the accounting valuation. For a discussion of the assumptions made in the valuation reflected in the Option Awards column, refer to Note 7 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2010 and the discussion under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Stock-Based Compensation” in the Company’s Form 10-K filed with the SEC on February 18, 2011.

(2)	Includes taxable amounts attributable to the employee under our group term life insurance policy.

(3)	Includes $7,350 representing our matching contribution made under our 401(k) plan and $270 for taxable amounts attributable to Mr. Hunt under our group term life insurance policy.

(4)	Includes $7,350 representing our matching contribution made under our 401(k) plan and $270 for taxable amounts attributable to Mr. Hunt under our group term life insurance policy.

(5)	Includes $6,900 representing our matching contribution made under our 401(k) plan and $270 for taxable amounts attributable to Mr. Hunt under our group term life insurance policy.

(6)	Includes $7,350 representing our matching contribution made under our 401(k) plan and $270 for taxable amounts attributable to Ms. Kilgore under our group term life insurance policy.

(7)	Includes $7,350 representing our matching contribution made under our 401(k) plan and $180 for taxable amounts attributable to Ms. Kilgore under our group term life insurance policy.

(8)	Includes $6,900 representing our matching contribution made under our 401(k) plan, and $180 for taxable amounts attributable to Ms. Kilgore under our group term life insurance policy.

(9)	Includes $7,350 representing our matching contribution made under our 401(k) plan and $760 for taxable amounts attributable to Mr. McCarthy under our group term life insurance policy, and $1,000,000 bonus.

(10)	Includes $7,350 representing our matching contribution made under our 401(k) plan and $774 for taxable amounts attributable to Mr. McCarthy under our group term life insurance policy.

(11)	Includes $6,900 representing our matching contribution made under our 401(k) plan and $774 for taxable amounts attributable to Mr. McCarthy under our group term life insurance policy.

(12)	Includes $7,350 representing our matching contribution made under our 401(k) plan, $270 for taxable amounts attributable to Mr. Sarandos under our group term life insurance policy, and $6,500 auto allowance.

(13)	Includes $7,350 representing our matching contribution made under our 401(k) plan, $270 for taxable amounts attributable to Mr. Sarandos under our group term life insurance policy, and $6,500 auto allowance.

(14)	Includes $6,900 representing our matching contribution made under our 401(k) plan, $180 for taxable amounts attributable to Mr. Sarandos under our group term life insurance policy, and $6,500 auto allowance.

(15)	Includes $7,350 representing our matching contribution made under our 401(k) plan and $162 for taxable amounts attributable to Mr. Wells under our group term life insurance policy.

Grants of Plan-Based Awards

The following table sets forth information concerning grants of awards made to the Named Executive Officers during 2010. As described above in “Compensation Discussion and Analysis,” the Company grants employees, including the Named Executive Officers, fully vested stock options on a monthly basis. These are the only awards made to the Named Executive Officers. The material terms of these grants, including the formula for determining the number of stock options to be granted, are set forth above in “Compensation Discussion and Analysis.”

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Hastings, Reed	1/4/2010	7,788	$53.48	$195,047
Hastings, Reed	2/1/2010	13,654	61.03	390,235
Hastings, Reed	3/1/2010	11,956	69.70	390,296
Hastings, Reed	4/1/2010	11,111	75.00	421,154
Hastings, Reed	5/3/2010	8,171	101.99	421,171
Hastings, Reed	6/1/2010	7,767	107.29	421,152
Hastings, Reed	7/1/2010	7,599	109.66	432,074
Hastings, Reed	8/2/2010	8,180	101.88	432,111
Hastings, Reed	9/1/2010	6,177	134.91	432,091
Hastings, Reed	10/1/2010	5,388	154.66	487,199
Hastings, Reed	11/1/2010	4,979	167.37	487,215
Hastings, Reed	12/1/2010	4,164	200.14	487,243

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Hunt, Neil	1/4/2010	3,115	53.48	78,014
Hunt, Neil	2/1/2010	2,958	61.03	84,541
Hunt, Neil	3/1/2010	2,590	69.70	84,549
Hunt, Neil	4/1/2010	2,407	75.00	91,235
Hunt, Neil	5/3/2010	1,770	101.99	91,234
Hunt, Neil	6/1/2010	1,683	107.29	91,258
Hunt, Neil	7/1/2010	1,647	109.66	93,647
Hunt, Neil	8/2/2010	1,772	101.88	93,606
Hunt, Neil	9/1/2010	1,338	134.91	93,595
Hunt, Neil	10/1/2010	1,167	154.66	105,524
Hunt, Neil	11/1/2010	1,079	167.37	105,584
Hunt, Neil	12/1/2010	902	200.14	105,546

Kilgore, Leslie	1/4/2010	5,841	53.48	146,286
Kilgore, Leslie	2/1/2010	5,291	61.03	151,218
Kilgore, Leslie	3/1/2010	4,633	69.70	151,242
Kilgore, Leslie	4/1/2010	4,306	75.00	163,215
Kilgore, Leslie	5/3/2010	3,166	101.99	163,190
Kilgore, Leslie	6/1/2010	3,010	107.29	163,212
Kilgore, Leslie	7/1/2010	2,945	109.66	167,451
Kilgore, Leslie	8/2/2010	3,170	101.88	167,456
Kilgore, Leslie	9/1/2010	2,394	134.91	167,464
Kilgore, Leslie	10/1/2010	2,088	154.66	188,803
Kilgore, Leslie	11/1/2010	1,929	167.37	188,760
Kilgore, Leslie	12/1/2010	1,613	200.14	188,742

McCarthy, Barry	1/4/2010	6,231	53.48	156,053
McCarthy, Barry	2/1/2010	5,803	61.03	165,851
McCarthy, Barry	3/1/2010	5,081	69.70	165,866
McCarthy, Barry	4/1/2010	4,722	75.00	178,984
McCarthy, Barry	5/3/2010	3,473	101.99	179,014
McCarthy, Barry	6/1/2010	3,301	107.29	178,991
McCarthy, Barry	7/1/2010	3,230	109.66	183,656
McCarthy, Barry	8/2/2010	3,476	101.88	183,621
McCarthy, Barry	9/1/2010	2,625	134.91	183,623
McCarthy, Barry	10/1/2010	2,290	154.66	207,069
McCarthy, Barry	11/1/2010	2,116	167.37	207,059
McCarthy, Barry	12/1/2010	1,770	200.14	207,113

Sarandos, Ted	1/4/2010	779	53.48	19,510
Sarandos, Ted	2/1/2010	4,096	61.03	117,065
Sarandos, Ted	3/1/2010	3,587	69.70	117,095
Sarandos, Ted	4/1/2010	3,333	75.00	126,335
Sarandos, Ted	5/3/2010	2,451	101.99	126,336
Sarandos, Ted	6/1/2010	2,330	107.29	126,340
Sarandos, Ted	7/1/2010	2,280	109.66	129,639
Sarandos, Ted	8/2/2010	2,454	101.88	129,633
Sarandos, Ted	9/1/2010	1,853	134.91	129,620
Sarandos, Ted	10/1/2010	1,616	154.66	146,124
Sarandos, Ted	11/1/2010	1,494	167.37	146,194
Sarandos, Ted	12/1/2010	1,249	200.14	146,149

Wells, David	12/1/2010	130	200.14	15,212

Option Exercises and Stock Vested

The following table sets forth information concerning equity awards for each Named Executive Officer that remained outstanding as of December 31, 2010

	Option Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable	Option Exercise Price ($)	Option Expiration Date
Hastings, Reed	66,500	1.50	7/18/2011
Hastings, Reed	200,000	1.50	2/27/2012
Hastings, Reed	15,238	12.38	7/1/2013
Hastings, Reed	15,238	12.48	8/1/2013
Hastings, Reed	15,238	16.83	9/2/2013
Hastings, Reed	15,238	17.26	10/1/2013
Hastings, Reed	15,238	29.23	11/3/2013
Hastings, Reed	15,238	25.35	12/1/2013
Hastings, Reed	15,238	27.42	1/2/2014
Hastings, Reed	15,238	36.37	2/2/2014
Hastings, Reed	15,238	34.75	3/1/2014
Hastings, Reed	15,238	35.36	4/1/2014
Hastings, Reed	15,238	26.90	5/3/2014
Hastings, Reed	15,238	32.60	6/1/2014
Hastings, Reed	12,977	35.95	7/1/2014
Hastings, Reed	23,148	20.16	8/2/2014
Hastings, Reed	32,680	14.27	9/1/2014
Hastings, Reed	28,595	16.33	10/1/2014
Hastings, Reed	49,435	9.43	11/1/2014
Hastings, Reed	41,518	11.25	12/1/2014
Hastings, Reed	39,150	11.92	1/3/2015
Hastings, Reed	40,650	11.48	2/1/2015
Hastings, Reed	43,210	10.79	3/1/2015
Hastings, Reed	43,050	10.83	4/1/2015
Hastings, Reed	40,369	11.57	5/2/2015
Hastings, Reed	32,140	14.50	6/1/2015
Hastings, Reed	20,129	16.55	7/1/2015
Hastings, Reed	17,218	19.34	8/1/2015
Hastings, Reed	15,547	21.45	9/1/2015
Hastings, Reed	12,513	26.64	10/3/2015
Hastings, Reed	12,980	25.68	11/1/2015
Hastings, Reed	12,291	27.11	12/1/2015
Hastings, Reed	12,801	26.05	1/3/2016
Hastings, Reed	12,291	27.11	2/1/2016
Hastings, Reed	12,419	26.85	3/1/2016
Hastings, Reed	11,854	28.13	4/3/2016
Hastings, Reed	11,261	29.60	5/1/2016
Hastings, Reed	11,688	28.51	6/1/2016
Hastings, Reed	12,237	27.24	7/3/2016
Hastings, Reed	16,244	20.50	8/1/2016
Hastings, Reed	16,633	20.02	9/1/2016
Hastings, Reed	14,620	22.81	10/2/2016
Hastings, Reed	12,095	27.55	11/1/2016
Hastings, Reed	11,307	29.46	12/1/2016

	Option Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable	Option Exercise Price ($)	Option Expiration Date
Hastings, Reed	10,652	26.61	1/3/2017
Hastings, Reed	12,471	22.73	2/1/2017
Hastings, Reed	12,405	22.83	3/1/2017
Hastings, Reed	12,067	23.48	4/2/2017
Hastings, Reed	12,786	22.15	5/1/2017
Hastings, Reed	13,142	21.57	6/1/2017
Hastings, Reed	14,545	19.48	7/2/2017
Hastings, Reed	16,511	17.16	8/1/2017
Hastings, Reed	15,602	18.14	9/4/2017
Hastings, Reed	13,340	21.22	10/1/2017
Hastings, Reed	10,781	26.29	11/1/2017
Hastings, Reed	11,905	23.78	12/3/2017
Hastings, Reed	10,749	26.35	1/2/2018
Hastings, Reed	13,123	25.39	2/1/2018
Hastings, Reed	10,767	30.94	3/3/2018
Hastings, Reed	9,127	36.51	4/1/2018
Hastings, Reed	10,753	31.00	5/1/2018
Hastings, Reed	10,794	30.89	6/2/2018
Hastings, Reed	12,291	27.10	7/1/2018
Hastings, Reed	11,400	29.22	8/1/2018
Hastings, Reed	10,808	30.84	9/2/2018
Hastings, Reed	11,096	30.04	10/1/2018
Hastings, Reed	14,269	23.36	11/3/2018
Hastings, Reed	15,124	22.04	12/1/2018
Hastings, Reed	11,156	29.87	1/2/2019
Hastings, Reed	9,021	36.95	2/2/2019
Hastings, Reed	9,701	34.35	3/2/2019
Hastings, Reed	7,774	42.87	4/1/2019
Hastings, Reed	7,494	44.48	5/1/2019
Hastings, Reed	8,138	40.94	6/1/2019
Hastings, Reed	8,202	40.62	7/1/2019
Hastings, Reed	7,414	44.97	8/3/2019
Hastings, Reed	7,906	42.15	9/1/2019
Hastings, Reed	7,467	44.62	10/1/2019
Hastings, Reed	6,196	53.80	11/2/2019
Hastings, Reed	5,723	58.23	12/1/2019
Hastings, Reed	7,788	53.48	1/4/2020
Hastings, Reed	13,654	61.03	2/1/2020
Hastings, Reed	11,956	69.70	3/1/2020
Hastings, Reed	11,111	75.00	4/1/2020
Hastings, Reed	8,171	101.99	5/3/2020
Hastings, Reed	7,767	107.29	6/1/2020
Hastings, Reed	7,599	109.66	7/1/2020
Hastings, Reed	8,180	101.88	8/2/2020
Hastings, Reed	6,177	134.91	9/1/2020
Hastings, Reed	5,388	154.66	10/1/2020
Hastings, Reed	4,979	167.37	11/1/2020
Hastings, Reed	4,164	200.14	12/1/2020

	Option Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable	Option Exercise Price ($)	Option Expiration Date
Hunt, Neil D	19,912	1.50	2/27/2012
Hunt, Neil D	2,966	44.97	8/3/2019
Hunt, Neil D	1,699	42.15	9/1/2019
Hunt, Neil D	2,987	44.62	10/1/2019
Hunt, Neil D	2,478	53.80	11/2/2019
Hunt, Neil D	2,289	58.23	12/1/2019
Hunt, Neil D	3,115	53.48	1/4/2020
Hunt, Neil D	2,958	61.03	2/1/2020
Hunt, Neil D	2,590	69.70	3/1/2020
Hunt, Neil D	2,407	75.00	4/1/2020
Hunt, Neil D	1,770	101.99	5/3/2020
Hunt, Neil D	1,683	107.29	6/1/2020
Hunt, Neil D	1,647	109.66	7/1/2020
Hunt, Neil D	1,772	101.88	8/2/2020
Hunt, Neil D	1,338	134.91	9/1/2020
Hunt, Neil D	1,167	154.66	10/1/2020
Hunt, Neil D	1,079	167.37	11/1/2020
Hunt, Neil D	902	200.14	12/1/2020

Kilgore, Leslie	2,028	1.50	2/27/2012
Kilgore, Leslie	4,647	53.80	11/2/2019
Kilgore, Leslie	4,293	58.23	12/1/2019
Kilgore, Leslie	5,841	53.48	1/4/2020
Kilgore, Leslie	5,291	61.03	2/1/2020
Kilgore, Leslie	4,633	69.70	3/1/2020
Kilgore, Leslie	4,306	75.00	4/1/2020
Kilgore, Leslie	3,166	101.99	5/3/2020
Kilgore, Leslie	3,010	107.29	6/1/2020
Kilgore, Leslie	2,945	109.66	7/1/2020
Kilgore, Leslie	3,170	101.88	8/2/2020
Kilgore, Leslie	2,394	134.91	9/1/2020
Kilgore, Leslie	2,088	154.66	10/1/2020
Kilgore, Leslie	1,929	167.37	11/1/2020
Kilgore, Leslie	1,613	200.14	12/1/2020

McCarthy, Barry	5,995	44.48	5/1/2019
McCarthy, Barry	6,510	40.94	6/1/2019
McCarthy, Barry	6,562	40.62	7/1/2019
McCarthy, Barry	3,707	44.97	8/3/2019
McCarthy, Barry	6,325	42.15	9/1/2019
McCarthy, Barry	5,974	44.62	10/1/2019
McCarthy, Barry	4,957	53.80	11/2/2019
McCarthy, Barry	4,579	58.23	12/1/2019
McCarthy, Barry	6,231	53.48	1/4/2020
McCarthy, Barry	5,803	61.03	2/1/2020
McCarthy, Barry	5,081	69.70	3/1/2020
McCarthy, Barry	4,722	75.00	4/1/2020
McCarthy, Barry	3,473	101.99	5/3/2020
McCarthy, Barry	3,301	107.29	6/1/2020

	Option Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable	Option Exercise Price ($)	Option Expiration Date
McCarthy, Barry	8,334	36.37	2/2/2014
McCarthy, Barry	8,334	34.75	3/1/2014
McCarthy, Barry	8,334	35.36	4/1/2014
McCarthy, Barry	8,334	32.60	6/1/2014
McCarthy, Barry	5,098	35.95	7/1/2014
McCarthy, Barry	6,460	30.94	3/3/2018
McCarthy, Barry	5,476	36.51	4/1/2018
McCarthy, Barry	6,452	31.00	5/1/2018
McCarthy, Barry	2,977	30.89	6/2/2018
McCarthy, Barry	7,217	36.95	2/2/2019
McCarthy, Barry	7,761	34.35	3/2/2019
McCarthy, Barry	6,219	42.87	4/1/2019
McCarthy, Barry	3,230	109.66	7/1/2020
McCarthy, Barry	3,476	101.88	8/2/2020
McCarthy, Barry	2,625	134.91	9/1/2020
McCarthy, Barry	2,290	154.66	10/1/2020
McCarthy, Barry	2,116	167.37	11/1/2020
McCarthy, Barry	1,770	200.14	12/1/2020

Sarandos, Ted	2,262	36.37	2/2/2014
Sarandos, Ted	2,262	34.75	3/1/2014
Sarandos, Ted	2,262	35.36	4/1/2014
Sarandos, Ted	2,262	32.60	6/1/2014
Sarandos, Ted	695	35.95	7/1/2014
Sarandos, Ted	1,077	30.94	3/3/2018
Sarandos, Ted	913	36.51	4/1/2018
Sarandos, Ted	1,075	31.00	5/1/2018
Sarandos, Ted	1,079	30.89	6/2/2018
Sarandos, Ted	1,081	30.84	9/2/2018
Sarandos, Ted	1,110	30.04	10/1/2018
Sarandos, Ted	902	36.95	2/2/2019
Sarandos, Ted	970	34.35	3/2/2019
Sarandos, Ted	777	42.87	4/1/2019
Sarandos, Ted	749	44.48	5/1/2019
Sarandos, Ted	814	40.94	6/1/2019
Sarandos, Ted	820	40.62	7/1/2019
Sarandos, Ted	741	44.97	8/3/2019
Sarandos, Ted	791	42.15	9/1/2019
Sarandos, Ted	747	44.62	10/1/2019
Sarandos, Ted	620	53.80	11/2/2019
Sarandos, Ted	572	58.23	12/1/2019
Sarandos, Ted	779	53.48	1/4/2020
Sarandos, Ted	4,096	61.03	2/1/2020
Sarandos, Ted	3,587	69.70	3/1/2020
Sarandos, Ted	3,333	75.00	4/1/2020
Sarandos, Ted	2,451	101.99	5/3/2020
Sarandos, Ted	2,330	107.29	6/1/2020
Sarandos, Ted	2,280	109.66	7/1/2020
Sarandos, Ted	2,454	101.88	8/2/2020

	Option Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable	Option Exercise Price ($)	Option Expiration Date
Sarandos, Ted	1,853	134.91	9/1/2020
Sarandos, Ted	1,616	154.66	10/1/2020
Sarandos, Ted	1,494	167.37	11/1/2020
Sarandos, Ted	1,249	200.14	12/1/2020

Wells, David	130	14.50	6/1/2015
Wells, David	140	29.60	5/1/2016
Wells, David	216	28.51	6/1/2016
Wells, David	149	23.48	4/2/2017
Wells, David	158	22.15	5/1/2017
Wells, David	165	21.22	10/1/2017
Wells, David	133	26.29	11/1/2017
Wells, David	147	23.78	12/3/2017
Wells, David	133	26.35	1/2/2018
Wells, David	180	36.95	2/2/2019
Wells, David	194	34.35	3/2/2019
Wells, David	155	42.87	4/1/2019
Wells, David	150	44.48	5/1/2019
Wells, David	163	40.94	6/1/2019
Wells, David	164	40.62	7/1/2019
Wells, David	148	44.97	8/3/2019
Wells, David	158	42.15	9/1/2019
Wells, David	149	44.62	10/1/2019
Wells, David	124	53.80	11/2/2019
Wells, David	114	58.23	12/1/2019
Wells, David	156	53.48	1/4/2020
Wells, David	427	61.03	2/1/2020
Wells, David	374	69.70	3/1/2020
Wells, David	347	75.00	4/1/2020
Wells, David	255	101.99	5/3/2020
Wells, David	243	107.29	6/1/2020
Wells, David	237	109.66	7/1/2020
Wells, David	256	101.88	8/2/2020
Wells, David	193	134.91	9/1/2020
Wells, David	168	154.66	10/1/2020
Wells, David	156	167.37	11/1/2020
Wells, David	130	200.14	12/1/2020

Option Exercises and Stock Vested

The following table sets forth information concerning each exercise of stock options during 2010 for each of the Named Executive Officers on an aggregated basis.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
Reed Hastings	184,500	$18,471,915
Neil Hunt	126,423	8,864,476
Leslie Kilgore	176,830	10,379,189
Barry McCarthy	454,654	47,695,377
Ted Sarandos	50,262	6,160,161
David Wells	1,020	120,289

(1)	Dollar value realized on exercise equals the difference between the closing price on the date of exercise date less the exercise price of the option and does not necessarily reflect the sales price of the shares or if a sale was made.

Potential Payments upon Termination or Change-in-Control

The Named Executive Officers are beneficiaries of the Company’s Amended and Restated Executive Severance and Retention Incentive Plan, as described in more detail above in “Compensation Discussion and Analysis.” The information below reflects the estimated value of the compensation to be paid by the Company to each of the Named Executive Officers in the event of termination or a change in control under the terms of the Amended and Restated Executive Severance and Retention Incentive Plan. The amounts shown below assume that termination or change in control was effective as of December 31, 2010. The actual amounts that would be paid can only be determined at the time of the actual triggering event. The right to receive a severance benefit terminates upon a change in control transaction, so that the beneficiaries of the plan are not entitled to both a change in control benefit as well as a severance benefit.

Name	Severance Benefit	Change in Control Benefit
Reed Hastings	$2,625,000	3,500,000
Neil Hunt	1,425,000	1,900,000
Leslie Kilgore	1,425,000	1,900,000
David Wells	562,500	750,000
Ted Sarandos	1,725,000	2,300,000

Compensation of Directors

Ms. Mather receives an annual retainer of $100,000, payable monthly. The remainder of the Company’s directors do not currently receive cash for services they provide as directors or members of Board committees but may be reimbursed for their reasonable expenses for attending Board and Board committee meetings. Each non-employee Director receives stock options pursuant to the Director Equity Compensation Plan. The Director Equity Compensation Plan provides for a monthly grant of stock options to each non-employee Director of the Company in consideration for services provided to the Company and subject to the terms and conditions of the Company’s 2002 Stock Plan. For Ms. Mather, the actual number of options to be granted is determined by the following formula: $7,000 / ([fair market value on the date of grant] x 0.20). The actual number of options to be granted to all other of the Company’s directors is determined by the following formula: $10,000 / ([fair market value on the date of grant] x 0.20). Each monthly grant is made on the first trading day of the month, is fully vested upon grant and is exercisable at a strike price equal to the fair market value on the date of grant.

Mr. Barton received options to purchase 100,000 shares of the Company’s common stock upon joining the Board in May 2002, but no other current director was granted options upon joining the Board other than the regular monthly grants.

The following table sets forth information concerning the compensation of the Company’s non-employee directors during 2010.

Names	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Richard N. Barton	$—	$311,572	$311,572	(2)
A. George (Skip) Battle	—	311,572	311,572	(3)
Charles H. Giancarlo	—	311,572	311,572	(4)
Timothy M. Haley	—	311,572	311,572	(5)
Jay C. Hoag	—	311,572	311,572	(6)
Michael N. Schuh term ended May 2010	—	120,769	120,769
Gregory S. Stanger term ended July 2010	—	171,965	171,965
Ann Mather term began July 2010	50,000	97,654	147,654	(7)

(1)	Option awards reflect the monthly grant of stock options to each non-employee director on the dates and at the aggregate grant date fair values, as shown below.

Grant Date	Fair Value
01/04/10	$23,417
02/01/10	23,407
03/01/10	23,406
04/01/10	25,282
05/03/10	25,257
06/01/10	25,268
07/01/10	25,928
08/02/10	25,937
09/01/10	25,952
10/01/10	29,207
11/01/10	29,258
12/01/10	29,253

(2)	Aggregate number of option awards outstanding held by Mr. Barton at 12/31/10 is 44,511.

(3)	Aggregate number of option awards outstanding held by Mr. Battle at 12/31/10 is 74,060.

(4)	Aggregate number of option awards outstanding held by Mr. Giancarlo at 12/31/10 is 50,224.

(5)	Aggregate number of option awards outstanding held by Mr. Haley at 12/31/10 is 61,478.

(6)	Aggregate number of option awards outstanding held by Mr. Hoag at 12/31/10 is 22,758.

(7)	Aggregate number of option awards outstanding held by Ms. Mather at 12/31/10 is 1,213.

Equity Compensation Plan Information

The following table summarizes the Company’s equity compensation plans as of December 31, 2010:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan category	(a)		(b)	(c)(1)
Equity compensation plans or arrangements approved by security holders	2,625,630	(2)	$39.62	4,824,223	(3)
Equity compensation plans or arrangements not approved by security holders	266,500		$1.50	—	(4)

Total	2,892,130		$36.11	4,824,223

(1)	Excludes securities reflected in column entitled “Number of securities to be issued upon exercise of outstanding options, warrants and rights.”

(2)	Weighted average life is 6.28 years.

(3)	Includes 2,785,721 shares of the Company’s common stock reserved under its 2002 Employee Stock Purchase Plan, as amended, for future issuance. Substantially all employees of the Company are eligible to join the ESPP. Under the ESPP, employees of the Company may elect to purchase shares of Company stock through payroll deductions. The price per share paid by each employee currently is 85% of the fair market value of the Company’s shares at the beginning of a six-month offering period or at the end of the period, whichever is lower. Each employee generally may purchase no more than $25,000 worth of shares in any year. The ESPP is intended to qualify under section 423 of the Internal Revenue Code. The Plan permits employees to purchase shares of Company stock through payroll deductions. However, in 2010, the Company suspended payroll contributions to the ESPP and ended purchases of shares by employees. The Company currently does not expect to resume contributions or purchases for the foreseeable future.

Includes 2,038,502 shares of the Company’s common stock reserved under its 2002 Stock Plan, as amended, that may be issued as stock options under the 2002 Stock Plan to employees, non-employee directors and consultants. The 2002 Stock Plan is administered by the Compensation Committee of the Board of Directors. Only stock options may be granted under the 2002 Stock Plan. All options have an exercise price at least equal to 100% of the fair market value of shares on the grant date and have a term of 10 years or less. Options that are forfeited may be returned to the Plan but any shares that actually are issued under the Plan may not be returned to the Plan and the share reserve is reduced by the gross number of shares as to which the options are exercised. No right to vote shares or receive dividends is created until shares actually are issued following the exercise of an option. The 2002 Stock Plan will expire in February 2012 and no new options may be granted under the Plan after its expiration.

(4)	Reflects two grants of stock options made, respectively, on July 18, 2001 and February 27, 2002, to Reed Hastings, the Company’s Chief Executive Officer, President and Chairman of the Board, exercisable for shares of the Company’s common stock pursuant to Stand-Alone Stock Option Agreements. Options are currently fully vested and are exercisable, at a price of $1.50 (adjusted for stock splits), until the earlier of three months following termination of service or ten years from the grant date. The Stand-Alone Stock Option Agreements are filed as Exhibits 10.6 and 10.7, respectively, to the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 24, 2002.

Non-executive Compensation Policies

The Company’s compensation policies for non-executive salaried employees are the same as those outlined for its Named Executive Officers. Given the design of our compensation structure, as detailed in the foregoing Compensation Discussion and Analysis, we do not believe that our compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

Code of Ethics

The Company has adopted a Code of Ethics for its directors, officers and other employees. A copy of the Code of Ethics is available on the Company’s Investor Relations Web site at http://ir.netflix.com/documentdisplay.cfm. Any waivers of the Code of Ethics will be posted at that Web site.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by the SEC rules to furnish the Company with copies of all Forms 3, 4 and 5 they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal year 2010 all of the Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than 10% stockholders were followed in a timely manner.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Compensation Committee of the Board of Directors

Timothy M. Haley

Jay C. Hoag

A. George (Skip) Battle

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee engages and supervises the Company’s independent registered public accounting firm and oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation of financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2010 with management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments made by management and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with KPMG LLP, the Company’s independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States of America, its judgments as to the quality of the Company’s accounting principles and the other matters required to be discussed with the Audit Committee under the auditing standards generally accepted in the United States of America, including the matters required by the Codification of Statements on Auditing Standards No. 61. The Company’s independent registered public accounting firm has provided the Audit Committee with the written disclosures and the letter required by the Public Company Oversight Board (PCAOB) regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent audit firm and management that firm’s independence. KPMG LLP represented that their presentations to the Audit Committee included the matter required to be discussed with the independent registered public accounting firm by PCAOB Rule 3200T regarding “Communication with Audit Committees.

The Audit Committee also reviewed the fees paid to KPMG LLP during the year ended December 31, 2010 for audit and non-audit services, which fees are described under the heading “Principal Accountant Fees and Services.” The Audit Committee has determined that the rendering of all non-audit services by KPMG LLP were compatible with maintaining its independence.

The Audit Committee discussed with KPMG LLP the overall scope and plans for its audit. The Audit Committee met with KPMG LLP, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to stockholder ratification, the selection of KPMG LLP to audit the Company’s financial statements for the year ending December 31, 2011.

Audit Committee of the Board of Directors

Charles Giancarlo

Timothy M. Haley

Ann Mather

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreements with Directors and Executive Officers

The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.

Procedures for Approval of Related Party Transactions

The Company has a written policy concerning the review and approval of related party transactions. Potential related party transactions are identified through an internal review process that includes a review of payments made in connection with transactions in which related persons may have had a direct or indirect material interest. Those transactions that are determined to be related party transactions under Item 404 of Regulation S-K issued by the SEC are submitted for review by the Audit Committee for approval and to conduct a conflicts-of-interest analysis. The individual identified as the “related party” may not participate in any review or analysis of the related party transaction. No related party transactions were identified in 2010.

STOCKHOLDERS SHARING AN ADDRESS

Stockholders sharing an address with another stockholder may receive only one Notice of Internet Availability of Proxy Materials at that address unless they have provided contrary instructions. Any such stockholder who wishes to receive a separate Notice of Internet Availability of Proxy Materials now or in the future may write or call Broadbridge to request a separate copy from:

Householding Department

Broadridge

51 Mercedes Way, Edgewood, NY 11717

(800) 542-1061

Broadbridge will promptly, upon written or oral request, deliver a Notice of Internet Availability of Proxy Materials, or if requested, a separate copy of its annual report or this Proxy Statement to any stockholder at a shared address to which only a single copy was delivered.

Similarly, stockholders sharing an address with another stockholder who have received multiple copies of the Company’s Notice of Internet Availability of Proxy Materials may write or call the above address and phone number to request delivery of a single copy in the future.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

By Order of the Board of Directors

David Hyman

General Counsel and Secretary

April 20, 2011

Los Gatos, California

Appendix A

NETFLIX, INC.

2011 STOCK PLAN

1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. Each Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means the occurrence of any of the following events:

(i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer will not constitute a change in the ownership of a substantial portion of the Company’s assets. For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(f), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(h) “Committee” means a committee of Directors or Officers or other Employees appointed by the Board in accordance with Section 4 hereof. Each Committee must satisfy Applicable Laws.

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means Netflix, Inc., a Delaware corporation, or any successor thereto.

(k) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(l) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(m) “Director” means a member of the Board.

(n) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(o) “Earnings Per Share” means the Company’s after-tax Profit, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding

(p) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have higher or lower exercise prices and different terms), Awards of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Award is reduced. Notwithstanding the preceding, the term Exchange Program does not include any action described in Section 12 or Section 13.

(s) “Fair Market Value” means, as of any date, the last quoted per share selling price for Shares on the Nasdaq Global Select Market on the relevant date, or if there were no sales on such date, the arithmetic mean of the highest and lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as determined by the Administrator. Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, fair market value shall be determined by the Administrator (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

(t) “Fiscal Year” means the fiscal year of the Company.

(u) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(v) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(w) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x) “Option” means a stock option granted pursuant to the Plan.

(y) “Option Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Option granted under the Plan. Each Option Agreement is subject to the terms of the Plan.

(z) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(aa) “Participant” means the holder of an outstanding Award.

(bb) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator in its discretion to be applicable to a Participant for a Performance Period. As determined by the Administrator, the Performance Goals applicable to each Participant shall provide for a targeted level or levels of achievement using one or more of the following measures: (a) Earnings Per Share, (b) Profit, (c) Return on Equity, (d) Revenue, (e) Subscriber Metrics, and (f) Total Shareholder Return. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited, the passage of time and/or against other companies or financial metrics), (iii) on a per share and/or share per capita basis, (iv) against the performance of the Company as a whole or against particular segments or products of the Company and/or (v) on a pre-tax or after-tax basis. Prior to the Determination Date, the Administrator shall determine whether any element(s) (for example, but not by way of limitation, the effect of mergers or acquisitions) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants (whether or not such determinations result in any Performance Goal being measured on a basis other than generally accepted accounting principles).

(cc) “Performance Period” means the time period during which the performance objectives or continued status as an Employee, Director or Consultant must be met.

(dd) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture, as provided in Section 7. Notwithstanding any contrary provision of the Plan, (i) a Period of Restriction that expires solely as the result of continued employment or service shall expire in full no earlier than the three (3) year anniversary of the Grant date, and (ii) a Period of Restriction that does not expire solely as the result of continued employment or service shall expire in full no earlier than the one (1) year anniversary of the Grant date, unless determined otherwise by the Administrator at its discretion solely by reason of death, Disability, retirement or major capital change.

(ee) “Plan” means this 2011 Stock Plan.

(ff) “Profit” means income.

(gg) “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 7 of the Plan.

(hh) “Restricted Stock Unit” or “RSU” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ii) “Return on Equity” means the percentage equal to the Company’s after-tax Profit divided by average stockholder’s equity.

(jj) “Revenue” means the Company’s net revenues generated from third parties.

(kk) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ll) “Section 16(b)” means Section 16(b) of the Exchange Act.

(mm) “Service Provider” means an Employee, Director or Consultant.

(nn) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(oo) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

(pp) “Subscriber Metrics” means the objective and measurable goals approved by the Administrator that relate to the acquisition, retention and/or satisfaction of subscribers.

(qq) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(rr) “Tax Obligations” means tax and social insurance liability obligations and requirements in connection with the Awards, including, without limitation, (a) all federal, state, and local taxes (including the Participant’s FICA obligation) that are required to be withheld by the Company or the employing Subsidiary, (b) the Participant’s and, to the extent required by the Company (or the employing Subsidiary), the Company’s (or the employing Subsidiary’s) fringe benefit tax liability, if any, associated with the grant, vesting, or sale of Shares, and (c) any other Company (or employing Subsidiary) taxes the responsibility for which the Participant has agreed to bear with respect to such Award (or exercise thereof or issuance of Shares thereunder).

(ss) “Total Shareholder Return” means the total return (change in share price plus reinvestment of any dividends) of a Share.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 5.7 million Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. Any Shares subject to an Award of Restricted Stock or Restricted Stock Units will be counted against the numerical limits of this Section 3 as 1.9 Shares for every one (1) Share subject to the Award. If Shares acquired pursuant to an Award of Restricted Stock or Restricted Stock Units are forfeited to the Company or repurchased by the Company and otherwise would return to the Plan pursuant to Section 3(c), 1.9 times the number of Shares so forfeited or repurchased will return to the Plan and again will become available for issuance.

(b) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock or Restricted Stock Units, is forfeited to the Company or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) that were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock or Restricted Stock Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise or purchase price of an Award and/or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not reduce the number of Shares available for issuance under the Plan. Notwithstanding the foregoing provisions of this Section 3(b), subject to adjustment provided in Section 13, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan under this Section 3(b).

(c) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) one or more Committees, each of which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi) to determine the terms and conditions of any Exchange Program (provided that no Exchange Program shall be implemented unless the approval of the stockholders of the Company is obtained for such Exchange Program);

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including (but not limited to) rules and regulations for automatic grants of Awards pursuant to such procedures as the Committee may establish from time to time, and rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(ix) to modify or amend each Award (subject to Section 18 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options);

(x) to allow Participants to satisfy Tax Obligations in such manner as prescribed in Section 14 of the Plan;

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

(d) No Liability. Under no circumstances shall the Company, any Parent or Subsidiary, the Administrator, or the Board incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s, any Parent’s or Subsidiary’s, the Administrator’s or the Board’s roles in connection with the Plan.

5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Stock Options.

(a) Limitations. Each Option will be designated in the applicable Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. The Administrator, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any Fiscal Year, no Participant shall be granted Options (and/or SARs) covering more than 1,500,000 Shares. Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, he or she may be granted Options (and/or SARs) to purchase up to a total of an additional 1,500,000 Shares. The Administrator may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof.

(b) Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i) The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(c)(i), Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment, which will be specified in the Option Agreement. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (4) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (5) by net exercise; (6) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (7) any combination of the foregoing methods of payment.

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (1) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (2) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

Subject to Section 3(b), exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option will remain exercisable for three

(3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Option Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine. The Administrator, in its sole discretion, shall determine the number of Shares to be granted to each Participant, provided that during any Fiscal Year, no Participant shall receive more than 500,000 Shares of Restricted Stock (and/or Restricted Stock Units). Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, he or she may be granted up to a total of an additional 500,000 Shares of Restricted Stock (and/or Restricted Stock Units).

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the Determination Date. In granting Restricted Stock that is intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals). Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

8. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. The Administrator shall have complete discretion in determining the number of Restricted Stock Units granted to each Participant, provided that during any Fiscal Year, no Participant shall be granted more than a total of 500,000 Restricted Stock Units (and/or Shares of Restricted Stock). Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, he or she may be granted up to a total of an additional 500,000 Restricted Stock Units (and/or Shares of Restricted Stock). After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion. For purposes of qualifying grants of RSUs as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may determine that the performance objectives applicable to RSUs shall be based on the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the Determination Date. In granting RSUs that are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the RSUs under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

9. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted SARs (and/or Options) covering more than a total of 1,500,000 Shares. Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, he or she may be granted SARs (and/or Options) covering up to a total of an additional 1,500,000 Shares.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.

(c) Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(b) relating to the maximum term and Section 6(d) relating to exercise also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10. Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator.

11. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

12. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate. Unless otherwise determined by the Administrator, the Participant may, subject to such terms and conditions as the Administrator deems advisable, assign or transfer all or part of a vested Nonstatutory Stock Options during a Participant’s lifetime to a (a) Participant’s spouse, former spouse or dependant pursuant to a court-approved domestic relations order that relates to the provision of child support, alimony payments or marital property rights, or (b) trust or other similar estate planning entity that is solely for the benefit of the Participant and/or the Participant’s immediate family. In such case, the transferee shall receive and hold the Option subject to the provisions of this Section 12, and there shall be no further assignation or transfer of the Option.

13. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits in Section 3 of the Plan.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines without a Participant’s consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate immediately prior to the consummation of such merger or Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon the effectiveness of such merger of Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this subsection 13(c), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 13(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

14. Tax Withholding.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy an amount sufficient to satisfy all Tax Obligations with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such Tax Withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

15. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

16. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later (but not earlier) date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

17. Term of Plan. Subject to Section 21 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 18 of the Plan.

18. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board or its delegate may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

19. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

20. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

21. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

FORM OF PROXY

NETFLIX, INC.

ANNUAL MEETING OF STOCKHOLDERS

June 3, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Netflix, Inc. (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 20, 2011 and hereby appoints Reed Hastings and David Wells, and each of them, with full power of substitution, as Proxy or Proxies to vote all shares of the Company’s common stock of the undersigned at the Annual Meeting of Stockholders of Netflix, Inc. to be held on June 3, 2011, and at any adjournments thereof, upon the proposals set forth in this and described in the Proxy Statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments thereof.

If this proxy is properly executed and returned, this proxy will be voted for the specifications made below or if no direction is made, this proxy will be voted “for” each nominee for Class III director set forth below (item 1), “for” items 2, 3 and 4, for “1 year” on item 5, and “against” on item 6.

Either of such Proxies or substitutes shall have and may exercise all of the powers of said Proxies hereunder.

1.	To elect three Class III directors to hold office until the 2014 Annual Meeting of Stockholders

Reed Hastings

☐ FOR	☐ WITHHELD

Jay C. Hoag

☐ FOR	☐ WITHHELD

A. George (Skip) Battle

☐ FOR	☐ WITHHELD

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To approve our 2011 Stock Plan

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	To receive a non-binding advisory vote on executive officer compensation

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	To receive a non-binding advisory vote on the frequency of votes on executive officer compensation

☐ 1 YEAR	☐ 2 YEARS	☐ 3 YEARS	☐ ABSTAIN

6.	Consideration of a stockholder proposal if properly brought before the meeting regarding majority voting.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Mark box at right if an address change or comment has been noted on this card  ☐

This Proxy should be marked, dated and signed by the stockholder or stockholders exactly as the stockholder’s or stockholders’ names appear hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary or representative capacity should so indicate. If shares are held by joint tenants, as community property or otherwise by more than one person, all should sign.

Signature:	Date:	Signature:	Date: